Filed Pursuant to Rule 424(b)(7)

Registration No. 333-204432

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
4.875% Unsecured PIK Convertible Notes due 2021	$1,367,924,067(1)	100%	$1,367,924,067(2)(3)	$158,953
Common stock, par value $0.003 per share	14,608,331(4)	$—(5)	$—(5)	$—(5)
Total			$1,367,924,067	$158,953

(1)	Consists of (a) $1,000,000,000 aggregate principal amount of 4.875% Unsecured PIK Convertible Notes due 2021 (the “notes”), together with (b) all payments of interest in the form of additional notes (“PIK Interest”) through the maturity date.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Equals the aggregate principal amount of notes being registered.
(4)	Represents the total aggregate number of shares into which the notes are convertible on the maturity date thereof after giving effect to all payments of PIK Interest. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.
(5)	Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion right.

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 22, 2015)

Cheniere Energy, Inc.

$1,367,924,067

4.875% Unsecured PIK Convertible Notes due 2021

and

Shares of Common Stock

On November 28, 2014, Cheniere Energy, Inc., or the Company, issued $1.0 billion aggregate principal amount of 4.875% Unsecured PIK Convertible Notes due 2021, or the notes. This prospectus supplement may be used by the selling securityholders named herein to resell the notes and shares of common stock of the Company, par value $0.003 per share, or the common stock, into which the notes are convertible. We refer to the notes and the common stock offered by the selling securityholders hereunder as the securities.

The notes bear interest at a rate of 4.875% per annum, payable only in the form of additional notes in integral multiples of $1.00, which we refer to as PIK Interest. Interest is payable semi-annually in arrears on each June 30 and December 31. The notes will mature on May 28, 2021.

At any time on or after November 28, 2015, if the trading price of the common stock equals or exceeds the conversion price of the notes, holders of the notes may convert their notes upon three trading days’ notice to the Company. The conversion price of the notes is initially $93.64 per share of common stock, and is subject to certain anti-dilution adjustments. The Company may, at its sole option, elect to pay the conversion amount in common stock, cash or any combination thereof.

The holders have the right, at their option, to require us to purchase the notes following a dividend recapitalization or a fundamental change, subject to the satisfaction of certain requirements.

There is no public market for the notes, and we do not intend to apply to list the notes on any securities exchange or for inclusion of the notes on any automated dealer quotation system. Our common stock is listed on the NYSE MKT under the symbol “LNG.” The last reported sale price of our common stock on the NYSE MKT on May 26, 2015 was $75.24 per share.

Investing in our notes and our common stock involves risks, including those described under “Risk Factors” beginning on page S-5 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 27, 2015.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to the offering of securities hereunder. Generally, when we refer to the “prospectus,” we are referring to both parts combined. If information in this prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference into this prospectus supplement, the accompanying base prospectus and any free writing prospectus filed with the Securities and Exchange Commission, or the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not

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rely on it. The selling securityholders are not making an offer of the securities covered by this prospectus supplement in any state where the offer is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus relating to this offering and any document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information in this prospectus supplement is not complete. You should carefully read this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference herein and therein, before you invest, as these documents contain information you should consider when making your investment decision.

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DEFINITIONS

In this prospectus supplement, unless the context otherwise requires:

•	Liquefaction means the process by which natural gas is supercooled to a temperature of -260 degrees Fahrenheit, transforming the gas into a liquid 1/600th of the volume of its gaseous state;

•	LNG means liquefied natural gas, a product of natural gas consisting primarily of methane (CH4) that is in liquid form at near atmospheric pressure;

•	Regasification means the process by which, in receiving terminals (either onshore or aboard specialized LNG carriers), the LNG is returned to its gaseous state, or regasified; and

•	Train means a compressor train used in the industrial process to convert natural gas into LNG.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference contain certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated by reference are “forward-looking statements.” Included among “forward-looking statements” are, among other things:

•	statements that we expect to commence or complete construction of our proposed LNG terminals, liquefaction facilities, pipeline facilities or other projects, or any expansions thereof, by certain dates, or at all;

•	statements regarding future levels of domestic and international natural gas production, supply or consumption or future levels of LNG imports into or exports from North America and other countries worldwide or purchases of natural gas, regardless of the source of such information, or the transportation or other infrastructure or demand for and prices related to natural gas, LNG or other hydrocarbon products;

•	statements regarding any financing transactions or arrangements, or ability to enter into such transactions;

•	statements relating to the construction of our Trains, including statements concerning the engagement of any engineering, procurement and construction (“EPC”) contractor or other contractor and the anticipated terms and provisions of any agreement with any EPC or other contractor, and anticipated costs related thereto;

•	statements regarding any SPA or other agreement to be entered into or performed substantially in the future, including any revenues anticipated to be received and the anticipated timing thereof, and statements regarding the amounts of total LNG regasification, liquefaction or storage capacities that are, or may become, subject to contracts;

•	statements regarding counterparties to our commercial contracts, construction contracts and other contracts;

•	statements regarding our planned construction of additional Trains, including the financing of such Trains;

•	statements that our Trains, when completed, will have certain characteristics, including amounts of liquefaction capacities;

•	statements regarding our business strategy, our strengths, our business and operation plans or any other plans, forecasts, projections or objectives, including anticipated revenues and capital expenditures, any or all of which are subject to change;

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•	statements regarding legislative, governmental, regulatory, administrative or other public body actions, approvals, requirements, permits, applications, filings, investigations, proceedings or decisions;

•	statements regarding our anticipated LNG and natural gas marketing activities; and

•	any other statements that relate to non-historical or future information.

All of these types of statements, other than statements of historical fact, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe that such estimates are reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond our control. In addition, assumptions may prove to be inaccurate. We caution that the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are not guarantees of future performance and that such statements may not be realized or the forward-looking statements or events may not occur. Actual results may differ materially from those anticipated or implied in forward-looking statements due to factors described in this prospectus supplement, the accompanying prospectus, the documents we incorporate by reference herein and in the other reports and other information that we file with the SEC. These forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act that registers the offer and sale of the securities in this prospectus supplement. The registration statement, including the exhibits attached thereto, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus supplement and the accompanying base prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov.

General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.cheniere.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus supplement or the accompanying base prospectus and is not a part of this prospectus supplement or the accompanying base prospectus.

The SEC allows us to “incorporate by reference” certain information that we file with the SEC, which means that we can disclose information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying base prospectus, and information that we file later with the SEC will automatically update and take the place of this information. We are incorporating by reference in this prospectus supplement the following documents filed with the SEC under the Exchange Act (other than any portions of the respective filings that were furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other applicable SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2014; and

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•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as amended by Amendment No. 1 thereto, filed with the SEC on May 11, 2015;

•	our Current Reports on Form 8-K, as filed with the SEC on January 16, 2015, March 2, 2015, March 3, 2015, March 9, 2015, March 13, 2015, March 20, 2015, April 24, 2015, May 7, 2015 and May 13, 2015.

All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until our offering hereunder is completed will be deemed to be incorporated by reference into this prospectus supplement and will be a part of this prospectus supplement from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed documents that also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, except as modified or superseded.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all information that has been incorporated by reference in the prospectus but not delivered with the prospectus, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address or phone number, as applicable:

Cheniere Energy, Inc.

700 Milam Street, Suite 1900

Houston, Texas 77002

(713) 375-5000

Attn: Investor Relations

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COMPANY INFORMATION

We are incorporated under the laws of the state of Delaware. Our principal executive offices are located at 700 Milam Street, Suite 1900, Houston, Texas 77002, and our telephone number at that address is (713) 375-5000.

SUMMARY OF THE OFFERING

The following is a brief summary of the terms of this offering provided solely for your convenience. This summary is not a complete description of this offering or the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement. With respect to the discussion of the terms of the notes on the cover page, in this section and in the section entitled “Description of the Notes,” the words the “Company,” “Cheniere,” “we,” “our,” “us” and “the company” refer only to Cheniere Energy, Inc. and not to any of its subsidiaries. For a more detailed description of the notes, see “Description of the Notes” in this prospectus supplement.

Issuer	Cheniere Energy, Inc., a Delaware corporation.

Notes Offered	Up to $1,367,924,067 aggregate principal amount of 4.875% Unsecured PIK Convertible Notes due 2021.

Maturity Date	May 28, 2021, unless earlier converted.

Interest Rate	4.875% per annum.

Interest is payable only in the form of additional notes in integral multiples of $1.00, which we refer to as PIK Interest.

Interest will accrue from the date of issuance or from the most recent date to which interest has been paid or duly provided for, and will be payable semiannually in arrears on June 30 and December 31 of each year.

Ranking	The notes are our senior unsecured obligations and rank:

•	senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;

•	equal in right of payment to our existing and future unsecured indebtedness that is not so subordinated; and

•	effectively subordinated in right of payment to any of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness.

In addition, the notes are structurally subordinated to all existing and future indebtedness (including trade payables) of our subsidiaries, as well as to any of our existing or future indebtedness that may be guaranteed by any of our subsidiaries (to the extent of any such guarantee).

As of March 31, 2015, we had no secured indebtedness outstanding and our subsidiaries had $10,985.5 million of outstanding indebtedness and other liabilities (before discounts and premiums). As of March 31, 2015, our total consolidated indebtedness was $12,615.0 million (before discounts and premiums). These amounts do not include $1.0 billion aggregate principal amount of 11% Senior Secured Notes due 2025 of Cheniere CCH HoldCo II, LLC, a wholly owned direct subsidiary of the Company, issued on May 13, 2015.

The indenture governing the notes does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise.

Use of Proceeds	The notes and common stock to be offered and sold pursuant to this prospectus supplement will be offered and sold by the selling securityholders. We will not receive any proceeds from the sale of notes or common stock by the selling securityholders.

Conversion Rights	At any time on or after November 28, 2015, if the trading price of the common stock equals or exceeds the conversion price of the notes, holders of the notes may convert their notes upon three trading days’ notice to the Company. The conversion price of the notes is initially $93.64 per share of common stock, and is subject to certain anti-dilution adjustments. The Company may, at its sole option, elect to pay the conversion amount in common stock, cash or any combination thereof. See “Description of the Notes—Conversion Rights.”

Settlement Upon Conversion	We may elect to deliver to holders in full satisfaction of our conversion obligation:

•	solely shares of our common stock, together with cash in lieu of fractional shares;

•	solely cash without any delivery of shares of our common stock; or

•	a combination of cash and shares of our common stock, together with cash in lieu of fractional shares.

If we elect to satisfy conversion rights in cash, the amount of cash payable upon conversion will be based on the closing price of our common stock on the conversion date.

Sinking Fund	None.

Optional Repayment Upon a Fundamental Change	In the event of a sale of all or substantially all of our assets, a liquidation or dissolution of the Company or a change of control, noteholders will have a one-time option to require us to repurchase the notes in exchange for a cash payment equal to: (i) 125% of the then outstanding principal amount and accrued but unpaid interest if 90% or less of the consideration received is in the form of capital stock or (ii) the then outstanding principal amount and accrued but unpaid interest if more than 90% of the consideration received is in the form of capital stock. See “Description of the Notes—Purchase Rights of Holders—Optional Repayment Upon a Fundamental Change.”

Optional Repayment Upon a Dividend Recapitalization	If any dividend is paid to any or all of the holders of our capital stock that is funded directly or indirectly by the incurrence of $500.0 million or more of indebtedness, and following the payment of the dividend the ninety-day volume weighted average price of the common stock falls below $30, each noteholder will have the one-time option to require us to repurchase the notes in exchange for a cash payment equal to the then outstanding principal and accrued but unpaid interest. See “Description of the Notes—Purchase Rights of Holders—Optional Repayment Upon a Dividend Recapitalization.”

Events of Default	Except as described under “Description of the Notes — Events of Default,” if an event of default with respect to the notes occurs, holders may, upon satisfaction of certain conditions, accelerate the accreted principal amount of the notes plus accrued and unpaid interest. In addition, the accreted principal amount of the notes plus accrued and unpaid interest will automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving us.

Book-Entry Form	The notes will be issued in book-entry form and will be represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

No Established Market	There is no existing market for the notes, and we do not intend to list the notes on any national securities exchange. Our common stock is listed on NYSE MKT, LLC (“NYSE MKT”) under the symbol “LNG.” If no active trading market for the notes develops, you may not be able to resell your notes at their fair market value or at all. Future trading prices of the notes will depend on many factors, including the market price of our common stock, prevailing interest rates, our operating results and the market for similar securities.

Certain U.S. Federal Income Tax Consequences	For a discussion of certain U.S. federal income tax consequences relating to the purchase, ownership and disposition of the notes and the shares of our common stock into which the notes are convertible, see “Certain U.S. Federal Income Tax Consequences.”

Trustee, Paying Agent and Conversion Agent	The Bank of New York Mellon.

Risk Factors	See “Risk Factors” beginning on page S-5 for a discussion of factors that should be considered before investing in the notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges on a consolidated basis for the periods shown. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus supplement.

	Three Months Ended March 31, 2015		Year Ended December 31,
			2014		2013		2012		2011		2010
Ratio of earnings to fixed charges	—	(a)	—	(a)	—	(a)	—	(a)	—	(a)	—	(a)

(a)	For the three months ended March 31, 2015 and for the years ended December 31, 2014, 2013, 2012, 2011 and 2010, earnings were not adequate to cover fixed charges by $386.6 million, $943.9 million, $730.8 million, $362.2 million, $193.2 million and $70.5 million, respectively.

For these ratios, “earnings” represent the aggregate of (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, net of (x) interest capitalized, (y) preference security dividend requirements of consolidated subsidiaries, and (z) the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. “Fixed charges” represent the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference securities dividend requirements of consolidated subsidiaries.

RISK FACTORS

The securities offered by this prospectus supplement may involve a high degree of risk. You should carefully read and consider each of the following risk factors and the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2014, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may also impair or adversely affect our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

Risks Related to the Notes and our Common Stock

The notes are effectively subordinated to any of our future secured debt and structurally subordinated to the liabilities of our subsidiaries.

The notes are our general unsecured obligations and rank equally in right of payment with our other existing and future senior unsecured indebtedness and senior in right of payment to any of our indebtedness that is contractually subordinated to the notes. As of March 31, 2015, our total consolidated indebtedness was $12,615.0 million (before discounts and premiums); this amount does not include $1.0 billion aggregate principal amount of 11% Senior Secured Notes due 2025 of Cheniere CCH HoldCo II, LLC, a wholly owned direct subsidiary of the Company, issued on May 13, 2015. In addition, certain of our consolidated subsidiaries have an aggregate of approximately $9.3 billion of undrawn capacity available under secured credit facilities. The notes are also effectively subordinated to any of our future secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of March 31, 2015, all of our consolidated secured indebtedness was incurred by our subsidiaries. The provisions of the indenture governing the notes do not prohibit us from incurring secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral securing such indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

Our subsidiaries do not guarantee the notes. Accordingly, the notes are also structurally subordinated to all existing and future unsecured and secured liabilities and preferred equity of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as a common equity owner of such subsidiary, and, therefore, holders of our debt, including holders of the notes, will be subject to the prior claims of such subsidiary’s creditors and preferred equity holders. As of March 31, 2015, our subsidiaries had $10,985.5 million of outstanding indebtedness and other liabilities (before discounts and premiums); this amount does not include $1.0 billion aggregate principal amount of 11% Senior Secured Notes due 2025 of Cheniere CCH HoldCo II, LLC, a wholly owned direct subsidiary of the Company, issued on May 13, 2015. In addition, certain of our consolidated subsidiaries have an aggregate of approximately $9.3 billion of undrawn capacity available under secured credit facilities. As of March 31, 2015, other than the Class B Units of Cheniere Energy Partners, L.P., the holders of which have a preference over the holders of the subordinated units of Cheniere Energy Partners, L.P. in the event of a liquidation or merger, combination or sale of substantially all of its assets, our subsidiaries had no outstanding preferred equity securities. The provisions of the indenture governing the notes will not prohibit our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future.

We may not have the ability to raise the funds necessary to finance any required purchases of the notes upon the occurrence of a dividend recapitalization or a fundamental change which would constitute an event of default under our indenture.

In certain circumstances as described under “Description of the Notes—Optional Repayment upon a Dividend Recapitalization” and “Description of the Notes—Optional Repayment Upon a Fundamental Change,” you will have the right, at your option, to require us to purchase for cash any or all of your notes. We may not have sufficient funds at the time we are required to purchase the notes surrendered therefor and we may not be able to arrange necessary financing on acceptable terms, if at all.

We have not established a sinking fund for payment of the notes, nor do we anticipate doing so. In addition, we may in the future enter into credit agreements or other agreements that may contain provisions prohibiting redemption or repurchase of the notes under certain circumstances. If a dividend recapitalization or a fundamental change occurs at a time when we are prohibited from purchasing the notes, we could seek a waiver from our other creditors or attempt to refinance the notes. If we were not able to obtain such a waiver, we would not be permitted to purchase the notes. Our failure to purchase tendered notes would constitute an event of default under the indenture governing the notes, which might constitute a default under the terms of our other indebtedness.

Our revenues and results of operations may fluctuate as a result of factors beyond our control, which may cause volatility in the price of our shares of common stock, and consequently could materially and adversely affect the trading price of the notes.

Our common stock is listed on NYSE MKT under the symbol “LNG.” Our performance, as well as the risks discussed herein, government or regulatory action, tax laws, interest rates and general market conditions could have a significant impact on the future market price of our common stock, which could materially and adversely affect the trading price of the notes. Some of the factors that could negatively affect our share price or result in fluctuations in the price of our common stock include:

•	actual or anticipated variations in our quarterly or annual financial results or those of other companies in our industry;

•	changes to our earnings estimates or publications of research reports about us or the industry;

•	issuance of additional equity securities, which causes further dilution to stockholders;

•	changes in government regulation or proposals applicable to us;

•	actual or potential non-performance by any customer or a counterparty under any agreement to which we or one of our affiliates is a party;

•	announcements made by us or our competitors of significant contracts;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	fluctuations in interest rates or inflationary pressures and other changes in the investment environment that affect returns on invested assets;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	the failure of securities analysts to cover our common stock or changes in financial or other estimates by analysts;

•	changes to our creditworthiness;

•	the market for similar securities;

•	additions or departures of key personnel;

•	reaction to the sale or purchase of company stock by our executive officers;

•	changes in tax law;

•	speculation in the press or investment community; and

•	general market, economic and political conditions.

If our revenues and results of operations fluctuate as a result of one or more of these developments, the price of our common stock may be volatile, which could materially and adversely affect the trading price of the notes. Further, because the notes are convertible into shares of our common stock, volatility or depressed market prices of our common stock could have a similar effect on the trading price of the notes. Holders who receive shares of our common stock upon conversion of the notes will also be subject to the risk of volatility and depressed market prices of our common stock.

The conversion price of the notes may not be adjusted for all dilutive events.

The conversion price of the notes is subject to adjustment for certain events, including, but not limited to, certain dividends on our common stock, the issuance of certain rights, options or warrants to holders of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain tender or exchange offers, as described under “Description of the Notes—Conversion Rights—Conversion Price Adjustments.” The conversion price will not be adjusted for other events, such as a payment of certain dividends on our common stock, an issuance of our common stock for cash or the conversion of the convertible notes previously issued to certain investors into shares of our common stock, that may adversely affect the trading price of the notes and the market price of our common stock. There can be no assurance that an event will not occur that is adverse to the interests of the holders of the notes and their value, but does not result in an adjustment to the conversion price.

Some significant restructuring transactions may not constitute a “fundamental change,” in which case we would not be obligated to offer to purchase the notes.

Upon the occurrence of a “fundamental change” (as described under “Description of the Notes—Purchase Rights of Holders—Optional Repayment Upon a Fundamental Change”), you will have the option to require us to repurchase all, but not part, of your notes for cash. However, the definition of “fundamental change” is limited to specified corporate events and may not include other events that might adversely affect our financial condition or the trading price of the notes. For example, events such as refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to purchase the notes. In the event of any such events, the holders of the notes would not have the right to require us to purchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the trading price of the notes.

The issuance of additional stock in connection with acquisitions or otherwise will dilute all other stock holdings and could affect the market price of our common stock and, therefore, the trading price of the notes.

As of May 18, 2015, we had an aggregate of approximately 236,571,457 million shares of common stock that are authorized and unissued or held as treasury shares and not reserved for issuance under our option and compensation plans or under other convertible or derivative instruments, including the notes. We may issue all of these shares without any action or approval by our stockholders. The issuance of these unreserved shares in connection with acquisitions or otherwise, as well as any shares of our common stock issued in connection with the exercise of stock options, restricted stock units, under convertible or derivative instruments or otherwise would dilute the notional percentage ownership held by the investors who purchase our notes. In addition, we may issue a substantial number of shares of our common stock upon conversion of the notes. We cannot predict the size of the future issuances or the effect, if any, that they may have on the market price for our common stock.

Future sales of our common stock in the public market or the issuance of securities senior to our common stock could adversely affect the market price of our common stock and, in turn, the trading price of the notes and our ability to raise funds in new stock offerings.

We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the market price of our common stock. Sales by us or our stockholders of a substantial number of shares of our common stock in the public markets after the date of this prospectus supplement, or the perception that these sales might occur, could cause the market price of our common stock and the trading price of the notes to decline or could impair our ability to raise capital through a future sale of, or pay for acquisitions using, our equity or equity-related securities. In addition, the market price of our common stock also could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving our common stock by holders of the notes. The hedging or arbitrage could, in turn, affect the trading price of the notes and/or the market price of any shares of our common stock that holders of the notes receive upon conversion of their notes.

We may issue shares of our common stock or equity securities senior to our common stock in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt-to-equity, to satisfy our obligations upon the exercise of options or for other reasons. In addition, we have filed registration statements covering approximately 8,076,460 shares of common stock that are either issuable upon the exercise of outstanding options or reserved for future issuance pursuant to our stock plans as of December 31, 2014. We have also registered shares of common stock issuable upon conversion of our 4.25% Convertible Senior Notes due 2045. No prediction can be made as to the effect, if any, that future sales or issuance of shares of our common stock or other equity securities, or the availability of shares of our common stock or such other equity securities for future sale or issuance, will have on the market price of our common stock or the trading price of the notes.

We expect that the trading price of the notes will be significantly affected by changes in the market price of our common stock, the interest rate environment and our credit quality, each of which could change substantially at any time.

We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the market price of our common stock, the interest rate environment and our credit quality. Each of these factors may be volatile, and may or may not be within our control. In addition, a depressed market for our common stock could prevent or delay the right of holders to convert the notes, which could adversely affect the trading price of the notes and your ability to resell the notes.

Changes in interest rates, or expected future interest rates, during the term of the notes may affect the trading price of the notes. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.

Furthermore, the trading price of the notes will likely be significantly affected by any change in our credit quality. Because our credit quality is influenced by a variety of factors, some of which are beyond our control, we cannot guarantee that we will maintain or improve our credit quality during the term of the notes. In addition, because we may choose to take actions that adversely affect our credit quality, such as incurring additional debt, there can be no guarantee that our credit quality will not decline during the term of the notes, which would likely negatively impact the trading price of the notes.

There is currently no public market for the notes, and an active trading market may not develop for the notes. The failure of a market to develop for the notes could adversely affect the liquidity and value of your notes.

The notes were originally issued to a small group of investors in a transaction exempt from the registration requirements of the Securities Act. There is no existing market for the notes, and the notes may continue to be held by a small group of investors indefinitely. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. A market may not develop for the notes, and there can be no assurance as to the liquidity of any market that may develop for the notes. If an active, liquid market does not develop for the notes, the market price and liquidity of the notes may be adversely affected. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common stock, prevailing interest rates, our operating results, financial performance and prospects, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in these factors. Historically, the market for convertible debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions which may have a negative effect on the holders of the notes, regardless of our operating results, financial performance or prospects.

Recent regulatory actions may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while they hold the notes. As a result, any specific rules regulating short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales in our common stock could adversely affect the ability of investors in, or potential purchasers of, the notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the notes. This could, in turn, adversely affect the trading price and liquidity of the notes.

The SEC and other regulatory and self-regulatory authorities have implemented various rule changes and are expected to adopt additional rule changes in the future that may impact those engaging in short selling activity involving equity securities (including our common stock), including Rule 201 of SEC Regulation SHO, the Financial Industry Regulatory Authority, Inc.’s “Limit Up-Limit Down” program, market-wide circuit breaker systems that halt trading of stock for certain periods following specific market declines, and rules stemming from the enactment and implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Past regulatory actions, including emergency actions or regulations, have had a significant impact on the trading prices and liquidity of equity-linked instruments. Any governmental action that similarly restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock could similarly adversely affect the trading price and the liquidity of the notes.

The accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on our reported financial results.

In May 2008 (and effective for fiscal years beginning after December 15, 2008), the Financial Accounting Standards Board, which we refer to as FASB, issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement), and which subsequently was codified under FASB Accounting Standards Codification (“ASC”) Section 470-20, Debt with Conversion and other Options. Unless the embedded conversion option is required to be separately accounted for as a derivative pursuant to ASC Section 815, Derivatives and Hedging, ASC 470-20 requires that an entity separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that will reflect the issuer’s nonconvertible borrowing rate when interest cost is recognized in subsequent periods. The effect of ASC 470-20 on the accounting for the notes is that the equity component represented by the embedded conversion option is required to be included in the additional paid-in capital section of equity on our consolidated balance sheets and the value of the equity component would be treated as a discount for purposes of accounting for the debt component of the notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the accretion of the discounted carrying value of the notes to their face amount over the terms of the notes. This could adversely affect our reported or future financial results, the market price of our common stock and the trading price of the notes.

You may be subject to tax upon an adjustment to, or a failure to adjust, the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of certain cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits without the receipt of any cash. In addition, a failure to adjust (or adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. Such deemed dividend may be subject to U.S. federal withholding tax or backup withholding, which may be set off against subsequent payments of cash and common stock payable on the notes (or, in certain circumstances, against any payments on our common stock). See “Description of the Notes—Conversion Rights—Conversion Price Adjustment” and “Certain U.S. Federal Income Tax Consequences.”

Certain provisions in the notes and the indenture could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders to exercise their rights associated with a potential fundamental change.

Certain provisions in the notes and the indenture could make it more difficult or more expensive for a third party to acquire us. For example, if an acquisition event constitutes a fundamental change, holders of the notes will have the right to require us to purchase their notes in cash. In this case, our obligations under the notes and the indenture as well as provisions of our organizational documents and other agreements could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management. For additional information about our organizational documents and other agreements and their potential effect on transactions involving a change of control, see “Description of Capital Stock” in the accompanying prospectus.

The notes may not be rated or may receive a lower rating than anticipated.

We do not intend to seek a rating on the notes. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces their rating in the future, the trading price of the notes and the market price of our common stock could be harmed.

In addition, the trading price of the notes is directly affected by market perceptions of our creditworthiness. Consequently, if a credit ratings agency downgrades or withdraws its rating of any of our debt, or puts us on credit watch, the trading price of the notes is likely to decline.

The notes are not protected by financial or restrictive covenants.

The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries except to the extent discussed under “Description of the Notes—Purchase Rights of Holders—Optional Repayment Upon a Dividend Recapitalization.” The indenture governing the notes does not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described under “Description of the Notes—Purchase Rights of Holders—Optional Repayment Upon a Fundamental Change” and “Description of the Notes—Consolidation, Merger, Conveyance Transfer or Lease.” Accordingly, under the indenture, we could enter into certain transactions, such as acquisitions, refinancings or recapitalizations, that could affect our capital structure and the value of the notes and common stock but would not constitute a fundamental change under the terms of the notes.

Holders of the notes are not entitled to any rights with respect to our common stock, but will be subject to all changes made with respect to our common stock.

Holders of the notes are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) until the time at which they become record holders of our common stock, but holders of the notes will be subject to all changes affecting our common stock. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock. In addition, because of the conditional conversion, and the settlement features of the notes, which would permit us to satisfy our obligation upon conversion solely in cash should we so elect to do so, you may not be able to convert your notes until May 28, 2021, and you may not receive any shares upon conversion.

You will be required to include original issue discount in your U.S. federal taxable income in advance of the receipt of any cash payments on the notes.

For U.S. federal income tax purposes, the notes will be treated as issued with original issue discount because the PIK Interest does not constitute “qualified stated interest” under applicable rules. As a result, a holder must generally include the original issue discount in gross income as it accrues over the term of the notes at a constant yield without regard to its regular method of accounting for U.S. federal income tax purposes and in advance of the receipt of any cash payments attributable to that income. See “Certain U.S. Federal Income Tax Consequences.”

USE OF PROCEEDS

The notes and common stock to be offered and sold pursuant to this prospectus supplement will be offered and sold by the selling securityholders. We will not receive any proceeds from the sale of notes or common stock by the selling securityholders.

DESCRIPTION OF THE NOTES

We issued the notes pursuant to an Indenture, dated as of November 28, 2014, which we refer to as the indenture, between us and The Bank of New York Mellon, as trustee, which we refer to as the trustee. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act.

You may request a copy of the indenture from us as described under “Where You Can Find More Information.”

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

You can find the definitions of certain capitalized terms used in this description under the subheading “Certain Definitions.” For purposes of this description, references to the “Company,” “Cheniere,” “we,” “our” and “us” refer only to Cheniere Energy, Inc. and not to its subsidiaries.

General

The notes:

•	are our general unsecured, senior obligations;

•	were initially issued in an aggregate principal amount of $1,000,000,000;

•	accrue interest from the date of issuance (or the most recent interest payment date, whichever is later) at an annual rate of 4.875% payable on June 30 and December 31 of each year, payable in kind, as described below under “—Interest”;

•	are subject to purchase by us for cash at the option of the holders as defined below under “—Purchase Rights of Holders—Optional Repayment Upon a Fundamental Change” and “—Purchase Rights of Holders—Optional Repayment Upon a Dividend Recapitalization”;

•	will mature on May 28, 2021 (the “Maturity Date”), unless earlier converted, repurchased or redeemed;

•	are issued in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof; and

•	will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

Subject to fulfillment of certain conditions and during the periods described below, beginning on November 28, 2015, the notes may be converted at a conversion rate initially equal to 10.6792 shares of common stock per $1,000 principal amount of notes (equivalent to a conversion price of approximately $93.64 per share of common stock). The conversion rate is subject to adjustment if certain events occur. See “—Conversion Rights—Conversion Price Adjustment.”

We will settle the conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “—Conversion Rights—Conversion Procedure.”

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than the restrictions described under “—Consolidation, Merger, Conveyance, Transfer or Lease” below and except for the provisions set forth under “—

Purchase Rights of Holders—Optional Repayment Upon a Fundamental Change” and “—Purchase Rights of Holders—Optional Repayment Upon a Dividend Recapitalization,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event we subsequently increase our borrowings substantially or engage in a transaction that substantially increases our debt to equity ratio (each of which would be an example of a highly leveraged transaction) or in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may also from time to time repurchase notes in open market purchases or negotiated transactions without giving prior notice to holders. Any notes purchased by us will be retired and no longer outstanding under the indenture.

We do not intend to list the notes on a national securities exchange or an interdealer quotation system.

The notes will not have the benefit of a sinking fund.

Except to the extent the context otherwise requires, we use the term “note” in this prospectus supplement to refer to $1,000 principal amount of notes. We use the term “common stock” in this prospectus supplement to refer to our common stock, par value $0.003 per share. References in this prospectus supplement to a “holder” or “holders” of notes that are held through DTC are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay the principal of and interest on notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. We will pay the principal of any certificated notes at the office or agency designated by us for that purpose.

On the Maturity Date, the Company will pay to each holder an amount representing the entire outstanding principal balance of such holder’s note (together with any accrued and unpaid interest) in (i) cash or (ii) at the election of the holder, shares of common stock, subject to the last sentence of this paragraph. If the holder delivers a written notice to the Company on or before the Maturity Date requesting that payment of the entire outstanding principal balance of the note (together with any accrued and unpaid interest) be made in common stock, the Company will convert the Conversion Amount due on the Maturity Date into fully paid and nonassessable shares of common stock at the Conversion Rate. If the holder makes an election as described in this paragraph, the Company will be entitled to (i) deliver shares of common stock to the holder, (ii) pay the holder an amount in cash equal to the market price (or, if no such market price exists, the Fair Market Value) of the common stock on the Maturity Date, or (iii) any combination thereof.

We have initially designated the trustee as our registrar, paying agent and conversion agent and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar.

A holder of notes in global form may transfer its notes in accordance with the applicable procedures of the depositary and the indenture. A holder of certificated notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or repurchase upon a fundamental change or dividend recapitalization.

Interest

Interest will accrue on the outstanding principal balance of the notes at an interest rate of 4.875% per annum, commencing on the date of issuance, payable semi-annually in arrears on each June 30 and December 31 (each, an “Interest Payment Date”) to the person in whose name the note is registered at the close of business on the regular record date for such interest, which will be the June 15 or December 15 (whether or not a Business Day), as the case may be, immediately preceding the relevant Interest Payment Date.

On each Interest Payment Date on which the Company pays interest (a “PIK Payment”) in the form of additional notes in denominations of $1.00 and integral multiples thereof (“PIK Interest”) in an aggregate amount equal to the amount of interest that would be payable on the notes if such interest were paid in cash, by issuing certificated notes, the Company will (i) issue and deliver the additional notes representing the amount of the PIK Interest, rounded down to the nearest whole dollar, to the holder entitled to such payment of PIK Interest or, (ii) upon notice to the holder, in lieu of delivering physical additional notes, the Company or the paying agent, if not the Company, will make a record on its books of the additional notes so issued without delivering physical notes to the holder. On any Interest Payment Date on which the Company makes a PIK Payment with respect to a global security, the trustee will increase the principal amount of such global security by an amount equal to the interest payable as PIK Interest, rounded down to the nearest whole dollar, for the relevant interest period on the principal amount of such global security as of the relevant record date for such Interest Payment Date, to the credit of the holder on such record date and an adjustment will be made on the books and records of the trustee with respect to such global security to reflect such increase.

Interest on the notes will be paid to the holder or its assignee in whose name the note is registered on the records of the Company regarding registration and transfers of notes. All interest will be computed on the basis of a 360-day year of twelve 30-day months.

Ranking

The notes are the direct unsecured obligations of Cheniere Energy, Inc. The notes rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. The notes are structurally subordinated to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, and are effectively subordinated to any of our existing and future secured indebtedness, to the extent of the value of our assets that secure such indebtedness. The notes are also structurally subordinated to any of our existing and future indebtedness that may be guaranteed by our subsidiaries, to the extent of any such guarantees.

In the event of a bankruptcy, liquidation or dissolution of us, holders of the notes will participate ratably with all holders of our unsecured senior indebtedness and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.

Conversion Rights

General

Beginning November 28, 2015, provided that the Closing Price of the common stock is greater than or equal to the Conversion Price on the Conversion Date, holders will be entitled to convert, at the holder’s sole option, any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of common stock, at the Conversion Rate. The Company will not issue any fractional shares of common stock upon any conversion. If a holder elects to convert its note into common stock as described under “Conversion Rights,” the Company will be entitled to (i) deliver shares of common stock to the holder, (ii) pay the holder an amount in cash equal to the market value of the shares calculated using the Closing Price of the common stock on the Conversion Date, or (iii) any combination thereof. If the issuance of common stock on conversion would result in the issuance of a fractional share of common stock, the Company will pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Closing Price on the Conversion Date. The

Company will pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of common stock upon conversion of any Conversion Amount; provided that the Company will not be required to pay any tax that may be payable in respect of any issuance of common stock to any person other than the converting holder or with respect to any income tax due by the holder with respect to such common stock and the Company will not be required to make any such issuance or delivery unless and until the person otherwise entitled to such issuance or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

Notes delivered for conversion will be deemed to have been converted immediately prior to 5:00 p.m. on the Conversion Date. A holder of notes is not entitled to any rights of a holder of common stock until such holder has converted (or is deemed to have converted or become a record holder of common stock as described herein and in the indenture) its notes to common stock and only to the extent such notes are deemed to have been converted into common stock as described herein and in the indenture.

Option to Satisfy Conversion Obligation with Cash, Common Stock or Combination Thereof

In lieu of delivery of shares of common stock in satisfaction of the Company’s obligation upon conversion of the notes (the “Conversion Obligation”), the Company may elect to deliver cash or a combination of cash and shares of common stock in accordance with the provisions of the indenture. The Company will notify the holder(s) in writing of the method by which the Company intends to satisfy its Conversion Obligation as follows:

•	no later than 11 Trading Days immediately preceding the Maturity Date, in respect of notes to be converted during the period beginning 10 Trading Days immediately preceding the Maturity Date and ending one Trading Day immediately preceding the Maturity Date; and

•	no later than three Trading Days immediately following the Conversion Date in all other cases (such period, the “Settlement Notice Period”).

If the Company fails to give the notice described in the preceding sentence within the prescribed time periods, then the Company will satisfy its Conversion Obligation only in shares of common stock (and cash in lieu of fractional shares). If the Company elects to satisfy any portion of its Conversion Obligation in cash, the Company will specify in such notice the amount to be satisfied in cash either as a percentage of the Conversion Obligation or as a fixed dollar amount. The Company will treat all holders converting on the same Trading Day in the same manner. The Company will not have any obligation to satisfy its Conversion Obligations arising on different Trading Days in the same manner.

Conversion Procedure

Beginning November 28, 2015, a holder may convert any Conversion Amount into shares of common stock on any Conversion Date by:

•	transmitting by facsimile (or otherwise delivering), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of a Conversion Notice to the Company; and

•	if the note is in certificated form, surrendering the note to a reputable common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to the note in the case of its loss, theft or destruction).

On or before the third Trading Day following the date of receipt of a Conversion Notice, the Company will transmit by facsimile a notice addressed to the holder and the Company’s transfer agent confirming:

•	receipt of such Conversion Notice; and

•	the method by which the Company intends to satisfy its Conversion Obligation as described under “—Option to Satisfy Conversion Obligation with cash, Common Stock or Combination Thereof.”

If the note is physically surrendered for conversion and the outstanding principal balance of the note (together with any accrued and unpaid interest thereon) is greater than the Conversion Amount being converted, then the Company will as soon as practicable after, and no later than three Trading Days following, receipt of the note, and in each case at its own expense, issue, and the trustee will authenticate and deliver to the holder, a new note (in accordance with the terms of the note) representing the outstanding principal balance of the note not converted. Any accrued and unpaid interest on the outstanding principal balance of the note not converted will remain outstanding and payable at the next Interest Payment Date. The persons entitled to receive the shares of common stock issuable upon a conversion of the note will be treated for all purposes as the record holder or holders of such shares of common stock on the conversion date. In the event of a partial conversion of the note, the Conversion Amount converted will be deducted from the aggregate amount of the outstanding principal balance of the note and any accrued and unpaid interest thereon for the purposes of calculating future interest payments due on the note following such partial conversion.

The right of conversion attaching to any note may be exercised:

•	for global notes, by book-entry transfer to the Conversion Agent through the facilities of DTC in accordance with its applicable procedures; or

•	for certificated notes, by physical delivery of the certificated note to the Company in accordance with the terms of the note and the indenture,

and upon such exercise the Company will, provided all of the other requirements for conversion have been satisfied by the holder:

•	provided that the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of common stock to which the holder is entitled to the holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system; or

•	if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of common stock to which the holder will be entitled;

in each case by no later than the fourth Trading Day following the date of receipt of the note (whether through book-entry transfer or physical delivery).

To the extent that shares of common stock issued upon conversion are represented by certificates, such certificates will be in such form or forms as are approved by the Board of Directors of the Company. Such certificate will be issued in consecutive order and will be numbered in the order of their issue, and will be signed by the Chairman, the President or any Vice President and the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate will have ceased to hold such office or to be employed by the Company before such certificate is issued, such certificate may be issued by the Company with the same effect as if such officer had held such office on the date of issue.

The person in whose name the note is registered will be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a note on any date when the stock transfer books of the Company are closed will be effective to constitute the person or persons entitled to receive the shares of common stock upon such conversion as the record holder or holders of such shares of common stock on such date, but such surrender will be effective to constitute the person or persons entitled to receive such shares of common stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open. In addition, any such conversion will be at the Conversion Rate in effect on the date on which such note was delivered as if the stock transfer books of the Company had not been closed. Upon conversion of a note, such person will no longer be a holder of such note. No separate payment or adjustment will be made for accrued and unpaid interest on a converted note or for dividends or distributions on shares of common stock issued upon conversion of a note except as provided in the indenture.

Conversion Price Adjustment

If the Company pays or makes a dividend or other distribution on any class of capital stock of the Company payable in common stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution will be reduced by multiplying such Conversion Price by a fraction of which the numerator will be the number of shares of common stock outstanding at the close of business on the date fixed for such determination and the denominator will be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of determining adjustments to the Conversion Price as set forth in this paragraph, shares of common stock held in the treasury of the Company and distributions or issuances in respect thereof will be disregarded.

If the Company issues rights or warrants to all or substantially all holders of its common stock entitling them, for a period of not more than forty-five days, to subscribe for or purchase shares of common stock at a price per share less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect at the opening of business on the day following the date fixed for such determination will be reduced by multiplying such Conversion Price by a fraction of which the numerator will be the number of shares of common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of common stock which the aggregate of the offering price of the total number of shares of common stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator will be the number of shares of common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of common stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such termination. If any rights or warrants referred to in this paragraph in respect of which an adjustment has been made expire unexercised, the Conversion Price will be readjusted at the time of such expiration to the Conversion Price that would then be in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants.

If outstanding shares of common stock are subdivided into a greater number of shares of common stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective will be proportionately reduced, and conversely, if outstanding shares of common stock are each combined into a smaller number of shares of common stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective will be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

If the Company, by dividend or otherwise, distributes to all or substantially all holders of its common stock evidences of indebtedness, shares of capital stock of any class or series, other securities, cash or assets, common stock, rights or warrants referred to in the second paragraph under “—Conversion Price Adjustment” and other than pursuant to a Fundamental Change or a dividend or distribution payable exclusively in cash), the Conversion Price in effect immediately prior to the close of business on the date fixed for the payment of such distribution will be reduced by multiplying such Conversion Price by a fraction of which the numerator will be the Current Market Price on the date fixed for such payment less the then Fair Market Value of the portion of such evidences of indebtedness, shares of capital stock, other securities, cash and assets distributed per share of common stock and the denominator will be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such payment. If the Company, by dividend or otherwise, distributes to all or substantially all holders of common stock shares of any capital stock of, or other equity interest in, any subsidiary or other business unit of the Company (a “Spin Off”) and, immediately after such distribution, such capital stock or other equity interest is registered under the Exchange Act and listed and publicly traded on a national securities exchange registered under Section 6 of the Exchange Act, then the Conversion Price in effect immediately prior to the close of business on the date fixed for such distribution will be reduced by multiplying such Conversion Price by a fraction of which the numerator will be (i) the Current Market Price on the date fixed for such distribution less (ii) the average of the Closing Prices of the amount of such capital stock or other equity interests distributed per share of common stock on such exchange during the first ten days of such public trading immediately following and including the effective date of the Spin Off and the denominator will be the Current Market Price on the date fixed for such distribution.

If the Company, by dividend or otherwise, makes a distribution to all or substantially all holders of its common stock payable exclusively in cash (other than pursuant to a Fundamental Change) in an aggregate amount that, when combined with the aggregate amount paid in respect of all other distributions to all or substantially all holders of its common stock paid exclusively in cash within the twelve months preceding the date fixed for the payment of such distribution to the extent such amount has not already been applied in a prior adjustment pursuant to this paragraph, exceeds nine percent of the product of the Current Market Price on the date fixed for such payment times the number of shares of common stock on which such distribution is paid (such excess being herein referred to as the “Excess Distribution Amount”), the Conversion Price in effect immediately prior to the close of business on the date fixed for such payment will be reduced by multiplying such Conversion Price by a fraction of which the numerator will be the Adjusted Current Market Price on the date fixed for such payment less the Per Share Excess Distribution Amount paid in such distribution and the denominator will be such Adjusted Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for such payment.

If the Company or any subsidiary of the Company consummates a tender or exchange offer for all or any portion of the common stock, the Conversion Price in effect immediately prior to the close of business on the date of expiration of such tender or exchange offer will be reduced by multiplying such Conversion Price by a fraction of which the numerator will be the Current Market Price on such date of expiration less the Per Share Premium Amount paid in such tender or exchange offer and the denominator will be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such date of expiration.

If the Company, by dividend or otherwise, makes a distribution referred to in the fourth or fifth paragraph under “—Conversion Price Adjustment,” the holder converting the note (or any portion of the outstanding principal balance of the note (together with any accrued and unpaid interest thereon)) subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution will also be entitled to receive, for each share of common stock into which the note (or portion of the outstanding principal balance of the note (together with any accrued and unpaid interest thereon)) is being converted, the portion of the evidences of indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of common stock; provided, however, that, at the election of the Company (whose election will be evidenced by a resolution of the Board of Directors) with respect to all holders so converting, the Company may, in lieu of distributing to such holder any portion or all of such evidences of indebtedness, shares of capital stock, other securities, cash and assets to which such holder is entitled as set forth above, (i) pay such holder an amount in cash equal to the Fair Market Value thereof or (ii) distribute to such holder a due bill therefor, provided that such due bill (A) meets any applicable requirements of the principal national securities exchange or other market on which the common stock is then traded and (B) requires payment or delivery of such evidences of indebtedness, shares of capital stock, other securities, cash or assets no later than the date of payment thereof to holders of shares of common stock receiving such distribution.

In the event of any reclassification of outstanding shares of common stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in the event of any Fundamental Change, and provided in the case of a Fundamental Change that the holder does not elect the Fundamental Change put option as described under “—Purchase Rights of Holders—Optional Repayment Upon a Fundamental Change,” each note then outstanding will, without the consent of any holder of notes, become convertible in accordance with the indenture and the notes, only into the kind and amount of securities (of the Company or another issuer), cash and other property receivable upon such reclassification or Fundamental Change by a holder of the number of shares of common stock into which such note could have been converted immediately prior to such reclassification or Fundamental Change, after giving effect to any adjustment event. The provisions of this paragraph and any equivalent thereof in any such securities similarly will apply to successive reclassifications or Fundamental Changes. The provisions of this paragraph and the provisions of the indenture described under “—Purchase Rights of Holders—Optional Repayment Upon a Fundamental Change” will be the sole rights of holders of notes in connection with any reclassification or Fundamental Change and such holders will have no separate vote thereon.

The Company may not engage in any transaction if, as a result thereof, the Conversion Price would be reduced to below the par value per share of the common stock.

No adjustment in the Conversion Price will be required unless such adjustment would require an increase or decrease of at least one tenth of one percent in the Conversion Price; provided, however, that any adjustments which by reason of this paragraph are not required to be made will be carried forward and taken into account in any subsequent adjustment.

Purchase Rights of Holders

Optional Repayment Upon a Fundamental Change

Purchase of Securities at Option of the Holder Upon a Fundamental Change

Put Option. If a Fundamental Change occurs at any time when any notes remain outstanding, each holder of notes then outstanding will have a one-time option to put all, but not part, of the notes then owned by such holder to the Company in exchange for cash in the amount of the Fundamental Change Purchase Price, subject to satisfaction by or on behalf of any holder of the requirements described below under “—Optional Repayment Upon a Fundamental Change—Fundamental Change Purchase Notice.” The Fundamental Change Purchase Price will be payable on a date (the “Fundamental Change Purchase Date”) designated by the Company but in no case later than five Business Days following the Fundamental Change Effective Date.

Notice of Fundamental Change. At least ten days prior to the Fundamental Change Effective Date (or as soon as practicable following the Company becoming aware of such Fundamental Change, if later), the Company will notify the trustee of the Fundamental Change and will mail a written notice of the Fundamental Change (the “Fundamental Change Company Notice”) to the holders (and to beneficial owners as required by applicable law) in accordance with the notice provisions of the indenture. The notice will include the form of a Fundamental Change Purchase Notice (as defined below) to be completed by the holder and will state, as applicable:

(1)	the events causing such Fundamental Change and the date of such Fundamental Change;

(2)	that such holder has a right to require the Company to purchase all, but not less than all, of such holder’s notes;

(3)	the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a holder to exercise the Fundamental Change purchase right;

(4)	the Fundamental Change Purchase Date;

(5)	the Fundamental Change Purchase Price;

(6)	the procedures that the beneficial owner must follow to exercise its Fundamental Change purchase right;

(7)	the name and address of the Paying Agent;

(8)	that the notes must be surrendered to the Paying Agent to collect payment of the Fundamental Change Purchase Price;

(9)	that the Fundamental Change Purchase Price for any note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such note;

(10)	that the notes with respect to which a Fundamental Change Purchase Notice has been given may be converted as described under “—Conversion Rights” only if either (i) the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of the indenture or (ii) there shall be a default in the payment of the Fundamental Change Purchase Price;

(11)	the procedures for withdrawing a Fundamental Change Purchase Notice;

(12)	that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest on notes surrendered for purchase by the Company will cease to accrue on and after the Fundamental Change Purchase Date; and

(13)	the CUSIP number(s) of the notes.

If any of the notes are global notes, then the Company will modify such notice to the extent necessary to accord with the applicable procedures of DTC applicable to repurchases.

At the Company’s request, the trustee will give the Fundamental Change Company Notice on behalf of the Company and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period will be satisfactory to the trustee) prior to the date by which such Fundamental Change Company Notice must be given to the holder; provided further, however, that the text of such notice will be prepared by the Company. If a Fundamental Change does not occur on the anticipated Fundamental Change Effective Date, the Company may withdraw the Fundamental Change Company Notice issued with respect to such Fundamental Change.

Fundamental Change Purchase Notice. A holder may exercise its right described under “—Optional Repayment Upon a Fundamental Change—Put Option” upon delivery of a written notice (which will be in the form specified by the indenture) of the exercise of such rights (a “Fundamental Change Purchase Notice”) to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Fundamental Change Purchase Date. The Fundamental Change Purchase Notice must state:

(1)	if certificated notes are to be delivered, the certificate numbers of the notes that the holder will deliver to be purchased;

(2)	the principal amount of the notes that the holder will deliver to be purchased, which must be the entire principal amount of notes held by such holder; and

(3)	that such notes will be purchased by the Company on the Fundamental Change Purchase Date pursuant to the terms and conditions specified in the indenture.

The delivery of such note to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent will be a condition to the receipt by the holder of the Fundamental Change Purchase Price; provided, however, that such Fundamental Change Purchase Price will be paid only if the note so delivered to the Paying Agent conforms in all material respects to the description thereof in the related Fundamental Change Purchase Notice.

Notwithstanding anything herein to the contrary, any holder delivering to the Paying Agent the Fundamental Change Purchase Notice will have the right to withdraw such Fundamental Change Purchase Notice at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with the second paragraph under “—Optional Repayment Upon a Fundamental Change—Effect of a Fundamental Change Purchase Notice.”

The Paying Agent will promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

Notwithstanding anything herein to the contrary, in the case of global securities, any Fundamental Change Purchase Notice may be delivered or withdrawn, and such notes may be surrendered or delivered for purchase, in accordance with the applicable procedures of DTC.

Effect of Fundamental Change Purchase Notice

Upon receipt by any Paying Agent of the Fundamental Change Purchase Notice, the holder of the note in respect of which such Fundamental Change Purchase Notice was given will (unless such Fundamental Change Purchase Notice is withdrawn as specified below or the corresponding Fundamental Change Company Notice is validly withdrawn) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such note. Such Fundamental Change Purchase Price will be paid to such holder promptly following the later of (i) the Fundamental Change Purchase Date with respect to such note (provided such holder has satisfied the conditions described under “—Optional Repayment Upon a Fundamental Change—Fundamental Change Purchase Notice”) and (ii) the time of delivery of such note to the Paying Agent by the holder thereof as described under “—Optional Repayment Upon a Fundamental Change—Fundamental Change Purchase Notice.” A note in respect of which a Fundamental Change Purchase Notice has been given by the holder thereof may not be converted into shares of common stock as described under “—Conversion Rights” on or after the date of the delivery of such Fundamental Change Purchase Notice, unless (i) such Fundamental Change Purchase Notice has first been validly withdrawn as described in the following paragraph, (ii) the corresponding Fundamental Change Company Notice has been validly withdrawn as described under “—Optional Repayment Upon a Fundamental Change—Notice of Fundamental Change” or (iii) there is a default in the payment of the Fundamental Change Purchase Price, provided, that the conversion right with respect to such note will terminate at 5:00 p.m., New York City time, on the date such default is cured and such note is purchased in accordance herewith.

A Fundamental Change Purchase Notice may be withdrawn by any holder delivering such Fundamental Change Purchase Notice upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of global securities, may be delivered electronically or by other means in accordance with the applicable procedures of DTC) to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(1)	if certificated notes are to be withdrawn, the certificate numbers of the notes in respect of which such notice of withdrawal is being submitted; and

(2)	the principal amount of the notes in respect of which such notice of withdrawal is being submitted, which principal amount must be the full principal amount of the notes contemplated by the Fundamental Change Purchase Notice.

Optional Repayment Upon a Dividend Recapitalization

Purchase of Securities at Option of Holders Upon a Dividend Recapitalization

Put Option. If a Dividend Recapitalization occurs at any time when any notes remain outstanding, if the Ninety-Day VWAP falls below $30.00 per share of common stock (subject to adjustment in the same manner as the adjustment of the Conversion Price under “—Conversion Rights”), then each holder of notes then outstanding will have a one-time option (the “Dividend Recapitalization Purchase Option”) to put all, but not part, of the notes then owned by such holder to the Company in exchange for cash in the amount of the Dividend Recapitalization Purchase Price, subject to satisfaction by or on behalf of any holder of the requirements set forth under “—Purchase of Securities at Option of Holders Upon a Dividend Recapitalization—Dividend Recapitalization Purchase Notice.” Subject to the provisions of the indenture described under “—Optional Repayment Upon a Dividend Recapitalization—Effect of Dividend Recapitalization Purchase Notice,” the

Dividend Recapitalization Purchase Price will be payable on a date (the “Dividend Recapitalization Purchase Date”) designated by the Company but in no case later than ten Business Days following the end of the period over which the Ninety-Day VWAP is calculated.

Notice of Dividend Recapitalization Purchase Option. No later than five Business Days following the end of the period over which the Ninety-Day VWAP is calculated, if the Ninety-Day VWAP is below $30.00, the Company will notify the trustee of the Dividend Recapitalization Purchase Option and will mail a written notice of the Dividend Recapitalization Purchase Option (the “Dividend Recapitalization Company Notice”) to the holder (and to beneficial owners as required by applicable law) in accordance with the notice provisions of the indenture. The notice will include the form of a Dividend Recapitalization Purchase Notice to be completed by the holders and will state, as applicable:

(1)	the date of such Dividend Recapitalization;

(2)	that such holder has a right to require the Company to purchase such holder’s notes;

(3)	the date by which the Dividend Recapitalization Purchase Notice must be delivered to the Paying Agent in order for a holder to exercise the Dividend Recapitalization Purchase Option;

(4)	the Dividend Recapitalization Purchase Date;

(5)	the Dividend Recapitalization Purchase Price;

(6)	the procedures that the holder must follow to exercise its Dividend Recapitalization Purchase Option;

(7)	the name and address of the Paying Agent;

(8)	that the notes must be surrendered to the Paying Agent to collect payment of the Dividend Recapitalization Purchase Price;

(9)	that the Dividend Recapitalization Purchase Price for any note as to which a Dividend Recapitalization Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Dividend Recapitalization Purchase Date and the time of surrender of such note;

(10)	that the notes with respect to which a Dividend Recapitalization Purchase Notice has been given may be converted as described under “—Conversion Rights” only if either (i) the Dividend Recapitalization Purchase Notice has been withdrawn in accordance with the terms of the indenture or (ii) there is a default in the payment of the Dividend Recapitalization Purchase Price;

(11)	the procedures for withdrawing a Dividend Recapitalization Purchase Notice;

(12)	that, unless the Company defaults in making payment of such Dividend Recapitalization Purchase Price, interest on notes surrendered for purchase by the Company will cease to accrue on and after the Dividend Recapitalization Purchase Date; and

(13)	the CUSIP number(s) of the notes.

If any of the notes are global notes, then the Company will modify such notice to the extent necessary to accord with the applicable procedures of DTC applicable to repurchases.

At the Company’s request, the trustee will give the Dividend Recapitalization Company Notice on behalf of the Company and at the Company’s expense; provided, however, that the Company makes such request at least three Business Days (unless a shorter period shall be satisfactory to the trustee) prior to the date by which such Dividend Recapitalization Company Notice must be given to the holder; provided further, however, that the text of such notice will be prepared by the Company.

Dividend Recapitalization Purchase Notice. A holder may exercise its right specified under “—Purchase of Securities at Option of Holders Upon a Dividend Recapitalization—Put Option” upon delivery of a written notice

(which shall be in substantially the form specified in the indenture) of the exercise of such rights (a “Dividend Recapitalization Purchase Notice”) to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Dividend Recapitalization Purchase Date. The Dividend Recapitalization Purchase Notice must state:

(1)	if certificated notes are to be delivered, the certificate numbers of the notes that the holders will deliver to be purchased;

(2)	the principal amount of the notes that the holder will deliver to be purchased, which must be the entire principal amount of notes held by such holder; and

(3)	that such notes will be purchased by the Company on the Dividend Recapitalization Purchase Date pursuant to the terms and conditions specified in the indenture.

The delivery of such note to the Paying Agent (together with all necessary endorsements) at the office of such Paying Agent will be a condition to the receipt by the holder of the Dividend Recapitalization Purchase Price; provided, however, that such Dividend Recapitalization Purchase Price will be paid only if the note so delivered to the Paying Agent conforms in all material respects to the description thereof in the related Dividend Recapitalization Purchase Notice.

Notwithstanding anything herein to the contrary, in the case of global securities, any Dividend Recapitalization Purchase Notice may be delivered or withdrawn, and such notes may be surrendered or delivered for purchase, in accordance with the applicable procedures of DTC.

Effect of Dividend Recapitalization Purchase Notice

Upon receipt by any Paying Agent of the Dividend Recapitalization Purchase Notice, the holder of the note in respect of which such Dividend Recapitalization Purchase Notice was given will (unless such Dividend Recapitalization Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Dividend Recapitalization Purchase Price with respect to such note. Such Dividend Recapitalization Purchase Price will be paid to such holder promptly following the later of (i) the Dividend Recapitalization Purchase Date with respect to such note (provided such holder has satisfied the conditions described under “—Purchase of Securities at Option of Holders Upon a Dividend Recapitalization— Dividend Recapitalization Purchase Notice”) and (ii) the time of delivery of such note to the Paying Agent by the holder thereof in the manner required by the provision described under “—Purchase of Securities at Option of Holders Upon a Dividend Recapitalization— Dividend Recapitalization Purchase Notice.” A note in respect of which a Dividend Recapitalization Purchase Notice has been given by the holder thereof may not be converted into shares of common stock as described under “—Conversion Rights” on or after the date of the delivery of such Dividend Recapitalization Purchase Notice, unless either (i) such Dividend Recapitalization Purchase Notice has first been validly withdrawn in accordance with the following paragraph or (ii) there is a default in the payment of the Dividend Recapitalization Purchase Price, provided, that the conversion right with respect to such note will terminate at 5:00 p.m., New York City time, on the date such default is cured and such note is purchased in accordance herewith.

A Dividend Recapitalization Purchase Notice may be withdrawn by any holder delivering such Dividend Recapitalization Purchase Notice upon delivery of a written notice of withdrawal (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of global securities, may be delivered electronically or by other means in accordance with the applicable procedures of DTC) to the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Dividend Recapitalization Purchase Date, specifying:

(1)	if certificated notes are to be withdrawn, the certificate numbers of the notes in respect of which such notice of withdrawal is being submitted; and

(2)	the principal amount of the notes in respect of which such notice of withdrawal is being submitted, which principal amount must be the full principal amount of the notes contemplated by the original Dividend Recapitalization Purchase Notice.

The Paying Agent will promptly notify the Company of the receipt by it of any Dividend Recapitalization Purchase Notice or written notice of withdrawal thereof.

Consolidation, Merger, Conveyance, Transfer or Lease

Company May Consolidate, Etc., Only on Certain Terms

The indenture provides that the Company may not consolidate with or merge into any other person (in a transaction in which the Company is not the surviving person) or convey, transfer or lease all or substantially all of the Company’s properties and assets to any successor person, unless:

(1)	either:

(A)	the resulting, surviving or transferee person is the Company; or

(B)	the resulting, surviving or transferee person is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of the obligations of the Company under the notes and the indenture;

(2)	immediately after giving effect to such transaction, no Default or Event of Default (as described below) shall have occurred and be continuing; and

(3)	the Company has delivered to the trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the provisions of the indenture described under “—Consolidation, Merger, Conveyance, Transfer or Lease” and that all conditions precedent therein provided for relating to such transaction have been complied with.

Notwithstanding the foregoing, the Company may transfer all or substantially all of its assets to a wholly-owned Subsidiary without such Subsidiary assuming the obligations of the Company under the notes and the indenture, provided that (i) such Subsidiary shall be required to become a Subsidiary Guarantor in accordance with the provisions described under “—Consolidation, Merger, Conveyance, Transfer or Lease” if the Company issues debt securities and any of the Company’s Subsidiaries guarantee such debt securities, (ii) such Subsidiary is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, (iii) immediately after giving effect to such transfer, no Default or Event of Default shall have occurred and be continuing and (iv) the Company has delivered to the trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transfer complies with the provisions of the indenture described under “—Consolidation, Merger, Conveyance, Transfer or Lease” and that all conditions precedent herein provided for relating to such transfer have been complied with.

Transfer of Assets to Subsidiary

If the Company has transferred all or substantially all of its assets to a wholly owned Subsidiary as permitted under “—Consolidation, Merger, Conveyance, Transfer or Lease—Company May Consolidate, Etc., Only on Certain Terms” and the Company issues debt securities and such Subsidiary guarantees such debt securities, such Subsidiary will become a Subsidiary Guarantor by executing and delivering to the trustee a supplemental indenture pursuant to which such Subsidiary will unconditionally guarantee (a “Subsidiary Guarantee”) all of the Company’s obligations under the notes and the indenture on a senior unsecured basis, on terms substantially consistent with guarantees of substantially similar debt obligations, and (ii) cause an Opinion of Counsel to be delivered to the trustee to the effect that such supplemental indenture has been duly authorized and executed by each such person and constitutes the valid, binding and enforceable obligation of each such person (subject to customary exceptions concerning creditors’ rights and equitable principles).

Successor Substituted

Upon any consolidation of the Company with, or merger of the Company into, any other person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with the provisions described under “—Consolidation, Merger, Conveyance, Transfer or Lease— Company May Consolidate, Etc., Only on Certain Terms,” the successor person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if such successor person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor person will be relieved of all obligations and covenants under the indenture and the notes.

Events of Default

Events of Default

Each of the following is an event of default with respect to the notes:

(1)	The Company fails to pay when due any amount of the outstanding principal balance of the notes; or

(2)	The Company fails to pay any installment of interest on the notes when due and payable; or

(3)	Any representation or warranty made to the Subscribers in the Subscription Agreement proves to be false or erroneous in any material respect when made; or

(4)	The institution of bankruptcy, reorganization, readjustment of any debt, liquidation or receivership proceedings by or against the Company occurs under Title 11 of the United States Code entitled “Bankruptcy,” as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing which is not dismissed within ninety days of the institution thereof; or

(5)	Any admission by the Company that the Company is unable to pay its debts as such debts mature or an assignment for the benefit of the creditors of the Company; or

(6)	Entry by any court of a final judgment in an amount in excess of $250,000,000 against the Company which is not discharged or stayed within ninety days thereof; or

(7)	The appointment of a receiver or trustee for the Company; or

(8)	The acceleration of the maturity of any indebtedness for borrowed money of the Company owing to any other person in an amount in excess of $250,000,000.00, provided however, if the documents evidencing the accelerated indebtedness do not provide for a cure period prior to acceleration and the Company causes the acceleration to be rescinded within sixty days after the date of acceleration, then the Event of Default under this paragraph (8) will be deemed to be cured as a result of such rescission of acceleration within such sixty day period.

Default Cure Period

Subject to the terms and conditions of the indenture, if the Company cures or causes to be cured such Default or Event of Default within sixty days after receiving written notice thereof, the parties will be restored to their respective rights and obligations under the note and the indenture as if no Default or Event of Default had occurred.

Acceleration

If any Event of Default occurs and has not been waived in writing by the holders as described under “—Events of Default—Other Remedies,” a holder, at such holder’s option, may, with the approval of the holders holding a majority of the aggregate outstanding principal balance of the then outstanding notes, by written notice to the trustee and the Company, terminate all of such holder’s obligations under the note and the Subscription Agreement, declare all notes of, and all sums due to, such holder pursuant to its notes and/or the Subscription Agreement to be immediately due and payable, whereupon the same will become forthwith due and payable and such holder will be entitled to proceed to selectively and successively enforce such holder’s rights under the Subscription Agreement or any other instruments delivered to such holder in connection with the Subscription Agreement (including any notes).

The holders holding a majority in aggregate principal amount of the notes then outstanding or the holder originally causing the acceleration by written notice to the trustee may rescind an acceleration of notes and its consequences before a judgment or decree for the payment of money has been obtained by the trustee if (a) the rescission would not conflict with any existing order or decree and (b) all payments due to the trustee and any predecessor trustee under the indenture have been made. No such rescission will affect any subsequent Event of Default or impair any right consequent thereto.

Default Interest

Upon the occurrence of an Event of Default which has not been waived or timely cured during the sixty-day cure period as provided under “—Events of Default—Default Cure Period,” interest will accrue on the amount of the then outstanding principal balance of the notes and any accrued and unpaid interest thereon (“Default Interest”) at a rate equal to the rate of interest in effect immediately prior to adjustment pursuant to this paragraph plus 2% per annum from the date on which such Event of Default occurred up to the date on which that Event of Default is remedied by the Company or waived by the holder (or, if earlier, the Maturity Date) as well after as before judgment. Default Interest will be payable in the same form as PIK Interest and will accrue daily on the basis of a 360-day year of twelve 30-day months in arrears.

Other Remedies

If an Event of Default occurs and is continuing, the trustee may, but will not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or accrued and unpaid interest on the notes or to enforce the performance of any provision of the notes or the indenture.

The trustee may maintain a proceeding even if it does not possess any of the notes or does not produce any of them in the proceeding. A delay or omission by the trustee or any holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Waiver of Defaults and Events of Default

Subject to the provisions described under “—Events of Default—Rights of Holders to Receive Payment and Convert” and “—Amendments, Supplements and Waivers—With Consent of Holders,” the holders holding a majority in aggregate principal balance of the then outstanding notes by notice to the trustee may waive any Default or Event of Default which has occurred together with any of its consequences and, in such event, the holders and the Company will be restored to their respective former positions, rights and obligations hereunder. Any Default or Event of Default so waived will, for all purposes of the indenture with respect to the holders, be deemed to have been cured and not to be continuing, but no such waiver will extend to any subsequent or other Default or Event of Default or impair any consequence of such subsequent or other Default or Event of Default.

Control by Majority

The holders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it.

Limitations on Suits

Subject to the provisions described under “—Events of Default—Control by Majority,” a holder of a note may not pursue any remedy with respect to the indenture or the notes unless:

(1)	the holder gives to the trustee written notice of a continuing Event of Default;

(2)	the holders of greater than 50% in aggregate principal amount of the then outstanding notes make a written request to the trustee to pursue the remedy;

(3)	such holder or holders offer to the trustee security or indemnity reasonably satisfactory to the trustee against any loss, liability or expense;

(4)	the trustee does not comply with the request within 60 days after receipt of the notice, request and the offer of security or indemnity; and

(5)	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holder or holders of a majority in aggregate principal amount of the notes then outstanding.

Rights of Holders to Receive Payment and to Convert

Notwithstanding any other provision of the indenture, the right of any holder of a note to receive payment of the principal amount, Fundamental Change Purchase Price, Dividend Recapitalization Purchase Price or interest on any note, on or after the respective due dates expressed in the note and the indenture, to convert such note in accordance with the provisions of the indenture described under “—Conversion Rights” and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and will not be impaired or affected without the consent of the holder.

Amendments, Supplements And Waivers

Without Consent of Holders

The Company and the trustee may amend or supplement the indenture or the notes without notice to, or consent of, any holder:

(a)	to cure any ambiguity, defect, omission, mistake or inconsistency, to correct or supplement any provision in the indenture or in any Subsidiary Guarantee which may be inconsistent with any other provision of the indenture or in any Subsidiary Guarantee, or to make any other provisions with respect to matters or questions arising under the indenture or any Subsidiary Guarantee which will not be inconsistent with the provisions of the indenture, provided that such action pursuant to this paragraph (a) will not adversely affect the interests of the holders in any material respect;

(b)	to provide for uncertificated notes in addition to or in place of certificated notes;

(c)	to provide for the assumption of the Company’s obligations to holders of notes in the case of a share exchange, merger or consolidation or sale of all or substantially all of the Company’s assets;

(d)	to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect in any material respect the legal rights under the indenture of any holder;

(e)	to add a guarantor;

(f)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(g)	to secure the notes;

(h)	to comply with the rules of any applicable securities depositary, including DTC;

(i)	to provide for a successor trustee in accordance with the terms of the indenture or to otherwise comply with any requirement of the indenture; or

(j)	in the event that PIK Notes are issued in certificated form, to make appropriate amendments to the indenture to reflect an appropriate minimum denomination of certificated PIK Notes and establish minimum redemption amounts for certificated PIK Notes.

With the Consent of Holders

The Company and the trustee may amend or supplement the notes, the indenture or any Subsidiary Guarantee with the consent of the holders of at least a majority in aggregate principal amount of the notes then outstanding. Subject to certain exceptions, the holders of at least a majority in aggregate principal amount of the notes then outstanding may waive compliance in any instance by the Company with any provision of the notes or the indenture without notice to any holder. However, notwithstanding the foregoing but subject to certain exceptions, without the consent of the holders of each note then outstanding, an amendment, supplement or waiver may not:

(a)	change the stated maturity of the principal of or the payment date of any installment of interest on or with respect to the notes;

(b)	reduce the principal amount of, Fundamental Change Purchase Price of, Dividend Recapitalization Purchase Price of, or rate of interest on any note;

(c)	reduce the amount of principal payable upon acceleration of the maturity of any note;

(d)	change the currency of payment of principal of, Fundamental Change Purchase Price of, Dividend Recapitalization Purchase Price, or interest with respect to which the note is payable;

(e)	impair the right to institute suit for the enforcement of any payment on, or with respect to, any note;

(f)	modify the provisions with respect to the rights of, or restrictions on, holders to transfer any notes;

(g)	modify the provisions with respect to the purchase rights of holders as provided under “—Optional Repayment Upon a Fundamental Change” or modify the provisions of any Subsidiary Guarantee or the provisions of the indenture relating to any such Subsidiary Guarantee in a manner adverse to holders;

(h)	adversely affect the right of holders to convert notes other than as provided in the indenture;

(i)	reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of the indenture;

(j)	alter the manner of calculation or rate of accrual of interest, Fundamental Change Purchase Price, or Dividend Recapitalization Purchase Price on any note or extend the time for payment of any such amount; or

(k)	modify the provisions described under “—With the Consent of Holders” or waive, suspend or reduce the Company’s obligations under such provisions.

Holders do not need to approve the particular form of any proposed amendment, supplement or waiver. It will be sufficient if such holders approve the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

Discharge

We may satisfy and discharge our obligations under the indenture by

•	either:

•	all notes previously authenticated and delivered (other than securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture) have been delivered to the trustee for cancellation; or

•	all notes not previously delivered to the trustee for cancellation have become due and payable whether at the Maturity Date or upon acceleration, or with respect to any Fundamental Change Purchase Date, and the Company deposits with the Paying Agent or Conversion Agent, as the case may be, cash, common stock or other consideration, as applicable, sufficient to pay on that date all amounts due and owing on all outstanding notes (other than notes replaced pursuant to the indenture) on that date;

•	the Company has paid or caused to be paid all other sums payable under the indenture by the Company; and

•	the Company has delivered to the trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Such discharge is subject to terms contained in the indenture.

Dispute Resolution Procedures

In the case of notice from the holder of a dispute as to the determination of the Closing Price or the arithmetic calculation of the Conversion Rate, the Company will submit to the holder its determinations or arithmetic calculations via facsimile or electronic mail within five Business Days of receipt of such notice from the holder. If the holder and the Company are unable to agree upon such determination or calculation within five Business Days of the expiration of the foregoing initial five Business Days, then the Company will, within five Business Days thereafter submit via facsimile or electronic mail (a) the disputed determination of the Closing Price to an independent, reputable investment bank (which is ranked in the top twenty investment banks nationally, by revenue) selected by the Company and approved by the holder, or (b) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent, outside accountant (which is ranked in the top twenty accounting firms nationally, by revenue). The Company, at the Company’s expense, will cause the investment bank, or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s, or accountant’s determination or calculation, as the case may be, will be binding upon all parties absent demonstrable error.

Reports

The indenture requires us to file with the trustee, within 15 days after we are required to file the same with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), pursuant to Section 314 of the Trust Indenture Act, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be delivered to the trustee for the purposes of this covenant at the time of such filing through the EDGAR system (or such successor thereto).

Delivery of any such reports, information and documents to the trustee will be for informational purposes only, and the trustee’s receipt of such reports, information and documents will not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants hereunder.

Trustee

The Bank of New York Mellon will be the trustee, registrar, Paying Agent and Conversion Agent. The Bank of New York Mellon, in each of its capacities, including without limitation as trustee, registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The trustee will be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

The trustee or its affiliates provide and may in the future provide other services to us or our affiliates in the ordinary course of their business.

Governing Law

The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Settlement and Clearance

The Global Notes

The notes were initially issued in the form of one or more registered notes in global form, without interest coupons, which we refer to as the global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC, which will serve as the initial securities depositary, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, which we refer to as DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants; and

•	ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, fully-registered certificated form except in the limited circumstances described below. We may not issue the notes in bearer form.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State banking law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, fully-registered certificated form will be issued and delivered to each person that the depositary identifies as a beneficial owner of the related notes only if:

•	the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global note and we do not appoint another institution to act as depositary within 90 days;

•	we notify the trustee that we wish to terminate that global note (or reduce the principal amount of that global note) and the beneficial owners of the majority of the principal amount of that global note (or of the majority of the principal amount of that global note to be reduced) consent to such termination; or

•	an event of default has occurred with regard to the notes represented by the relevant global note, such event of default has not been cured or waived and a beneficial owner of the global note requests that its notes be issued in physical, certificated form.

Certain Definitions

“Adjusted Current Market Price” means, with respect to any distribution, the Current Market Price used for the applicable adjustment to the Conversion Price less the Per Share De Minimus Distribution Amount paid in such transaction.

“Bloomberg” means Bloomberg Financial Markets.

“Board of Directors” means the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or the Republic of Singapore are authorized or required by law, regulation or executive order to remain closed.

“Closing Price” means for any security as of any date, the closing price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the closing price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg. If the Closing Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Price, as the case may be, of such security on such date will be the fair market value as mutually determined by the Company and the holder. If the Company and the holder are unable to agree upon the fair market value of such security, then such dispute will be resolved in accordance with the procedures described under “—Dispute Resolution Procedures”. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

“Conversion Agent” means an office or agency selected by the Company where the notes may be presented for conversion. The trustee will initially act as Conversion Agent.

“Conversion Amount” means the sum of (A) the portion of the outstanding principal balance of the note to be converted, with respect to which this determination is being made, and (B) any accrued and unpaid interest on such portion of the outstanding principal balance of the note as of the Conversion Date, if any.

“Conversion Date” the date on which you comply with the relevant procedures for conversion described herein and any other procedures for conversion set forth in the indenture.

“Conversion Notice” means an executed notice of conversion in the form specified in the indenture.

“Conversion Price” initially means $93.64, subject to adjustment from time to time as described under “—Conversion Rights—Conversion Price Adjustments.”

“Conversion Rate” means the number of shares of common stock issuable upon conversion of any Conversion Amount, which shall be determined by dividing (x) such Conversion Amount by (y) the then applicable Conversion Price.

“Current Market Price” on any date in question means, with respect to any adjustment in conversion rights as set forth in the indenture, the average of the daily Closing Prices for the common stock for the five consecutive Trading Days selected by the Board of Directors commencing not more than twenty Trading Days before, and ending not later than, the earlier of the date in question and the day before the Ex Date with respect to the transaction requiring such adjustment; provided, however, that (i) if any other transaction occurs requiring a prior adjustment to the Conversion Price and the Ex Date for such other transaction falls after the first of the five consecutive Trading Days so selected by the Board of Directors, the Closing Price for each such Trading Day falling prior to the Ex Date for such other transaction will be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other transaction and (ii) if any other transaction occurs requiring a subsequent adjustment to the Conversion Price and the Ex Date for such other transaction falls on or before the last of the five (5) consecutive Trading Days so selected by the Board of Directors, the Closing Price for each such Trading Day falling on or after the Ex Date for such other transaction will be adjusted by dividing such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other transaction.

“Daily VWAP” means, for any Trading Day, the per share volume weighted average price as displayed on Bloomberg (or its equivalent successor if such service is not available) in respect of the period from scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day on the Principal Market. The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

“Dividend Recapitalization” means any dividend to any or all of the holders of capital stock of the Company that is funded directly or indirectly by the incurrence of $500,000,000.00 or more of Indebtedness.

“Dividend Recapitalization Effective Date” means the date on which the Company pays a dividend to its stockholders in connection with a Dividend Recapitalization.

“Dividend Recapitalization Purchase Price” means, with respect to each holder, an amount equal to the entire outstanding principal balance of the notes then owned by such holder and accrued and unpaid interest thereon.

“DTC” means The Depository Trust Company or its nominee.

“Ex Date” means (i) when used with respect to any dividend, distribution or issuance, the first date on which the common stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price is obtained without the right to receive such dividend, distribution or issuance, (ii) when used with respect to any subdivision or combination of shares of common stock, the first date on which the common stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, (iii) when used with respect to any tender or exchange offer, the first date on which the common stock trades regular way on such exchange or in such market after such tender or exchange offer expires and (iv) when used with respect to any other transaction, the date of consummation of such transaction.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Fair Market Value” means, as to any security, the fair market value as determined in good faith by the Board of Directors, whose good faith determination will be conclusive and described in a resolution of the Board of Directors.

“Fundamental Change” means any of the following events: (i) the sale, lease, exchange, license or other transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets (determined on a consolidated basis) to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan the consummation of which would result in the liquidation or dissolution of the Company; or (iii) the acquisition, directly or indirectly, by any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the aggregate voting power of the fully diluted equity interests in the Company (but excluding for the purposes of the calculation of the fully diluted equity interests in the Company, any shares of common stock that would be issued on conversion of the then outstanding principal balance of issued notes and any accrued and unpaid interest thereon).

“Fundamental Change Effective Date” means the date on which a Fundamental Change occurs.

“Fundamental Change Purchase Price” means, with respect to each holder, an amount equal to (i) if the consideration received for the transaction or transactions giving rise to the Fundamental Change is at least 10% Cash (or non-capital stock), the payment in Cash of an amount equal to one hundred and twenty-five percent of the entire outstanding principal balance of the notes then owned by such holder and accrued and unpaid interest thereon; or (ii) if more than 90% of the consideration received for the transaction or transactions giving rise to the Fundamental Change is in the form of capital stock, the payment in Cash of an amount equal to one hundred percent of the entire outstanding principal balance of the notes then owned by such holder and accrued and unpaid interest thereon.

“Guarantee” means, as applied to any obligation, (1) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other person’s financial condition or to cause any other person to achieve certain levels of operating results.

“Ninety-Day VWAP” means the average of the Daily VWAP of the common stock for each day during the ninety consecutive Trading Days immediately following and including the Dividend Recapitalization Effective Date.

“Officer” means, with respect to any person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice President of such person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by at least one Officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company who is reasonably satisfactory to the trustee.

“Paying Agent” means an office or agency in the Borough of Manhattan, the City of New York, where notes may be presented for redemption, purchase or payment. The trustee will initially act as Paying Agent.

“Per Share De Minimus Distribution Amount” means, with respect to any distribution, (i) the cash paid in such distribution less the Excess Distribution Amount paid in such distribution divided by (ii) the number of shares of common stock on which such distribution is paid.

“Per Share Excess Distribution Amount” means, with respect to any distribution, (i) the Excess Distribution Amount paid in such distribution divided by (ii) the number of shares of common stock on which such distribution is paid.

“Per Share Premium Amount” means, with respect to any tender or exchange offer, (i) the Premium Amount paid as part of such tender or exchange offer divided by (ii) the Post-Tender Offer Number of Common Shares.

“PIK Notes” means additional principal amount of notes issued in the form of PIK Interest.

“Post-Tender Offer Number Of Common Shares” means, with respect to any tender or exchange offer, the number of shares of common stock outstanding at the close of business on the date of expiration of such tender or exchange offer (before giving effect to the acquisition of shares of common stock pursuant thereto) minus the number of shares of common stock acquired pursuant thereto.

“Premium Amount” means, with respect to any tender or exchange offer, (i) the Tender Consideration paid in such tender or exchange offer minus (ii) the product of the Current Market Price on the date of expiration of such tender or exchange offer and the number of shares of common stock acquired pursuant to such tender or exchange offer.

“Principal Market” means NYSE MKT LLC.

“SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of the indenture the SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties at such time.

“Subscribers” means RRJ Capital II Ltd, Baytree Investments (Mauritius) Pte Ltd and SeaTown Lionfish Pte. Ltd.

“Subscription Agreement” means that certain Amended and Restated Subscription Agreement dated as of November 26, 2014, by and among the Company and the Subscribers of the notes, as it may be amended or supplemented from time to time, pursuant to which the Company issued the notes.

“Subsidiary” means, in respect of any person, any corporation, association, partnership or other business entity of which more than 50% of the outstanding Voting Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof, or persons performing similar functions, is at the time owned or controlled, directly or indirectly, by (i) such person; (ii) such person and one or more Subsidiaries of such person; or (iii) one or more Subsidiaries of such person.

“Subsidiary Guarantor” means at any time such Subsidiary that has become a Subsidiary Guarantor pursuant to the provisions of the indenture described under “—Consolidation, Merger, Conveyance, Transfer or Lease—Transfer of Assets to Subsidiary,” in each case so long as it remains a Subsidiary Guarantor.

“Tender Consideration” means, with respect to any tender or exchange offer, the aggregate of the Cash plus the Fair Market Value of all non-Cash consideration paid in respect of such tender or exchange offer.

“Trading Day” means any day on which the common stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the common stock, then on the principal securities exchange or securities market on which the common stock is then traded; provided that “Trading Day” will not include any day on which the common stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the common stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

“Voting Stock” of a person means capital stock of such person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

DESCRIPTION OF OTHER CONVERTIBLE NOTES

2045 Convertible Notes

In March 2015, we issued $625.0 million aggregate principal amount of 4.25% Convertible Senior Notes due 2045 (the “2045 Convertible Senior Notes”) to certain investors through a registered direct offering. The 2045 Convertible Senior Notes were issued with an original issue discount of 20% and accrue interest at a rate of 4.25% per annum, which is payable semi-annually in arrears. We have the right, at our option, at any time after March 15, 2020, to redeem all or any part of the 2045 Convertible Senior Notes at a redemption price payable in cash equal to the accreted amount of the 2045 Convertible Senior Notes to be redeemed, plus accrued and unpaid interest, if any, to such redemption date. The conversion rate will initially equal 7.2265 shares of our common stock per $1,000 principal amount of the 2045 Convertible Senior Notes, which corresponds to an initial conversion price of approximately $138.38 per share of our common stock. The conversion rate is subject to adjustment upon the occurrence of certain specified events. We have the option to satisfy the conversion obligation with cash, common stock or a combination thereof.

EIG Convertible Notes

On March 1, 2015, Cheniere CCH HoldCo II, LLC (“HoldCo”), our wholly owned direct subsidiary, entered into an Amended and Restated Note Purchase Agreement, as further amended on March 16, 2015 and May 8, 2015 (the “Amended and Restated Note Purchase Agreement”), by and among HoldCo, us (solely for purposes of acknowledging and agreeing to Section 9 thereof), EIG Management Company, LLC, as administrative agent (the “Agent”), The Bank of New York Mellon, as collateral agent, and the note purchasers named therein (the “Note Purchasers”). The Amended and Restated Note Purchase Agreement amended and restated the Note Purchase Agreement, dated January 16, 2015 (the “Original Note Purchase Agreement”), among the parties to the Amended and Restated Note Purchase Agreement, in order to allow for funding to occur in two stages. Under the Amended and Restated Note Purchase Agreement, the Note Purchasers agreed to acquire up to $1.5 billion aggregate principal amount of HoldCo’s convertible secured notes (the “EIG Convertible Notes”) at a purchase price equal to 100% of the principal amount. Subject to certain terms and conditions, such notes may be converted into shares of our common stock. On May 13, 2015 (the “Closing Date”), HoldCo issued $1.0 billion aggregate principal amount of EIG Convertible Notes.

HoldCo is an intermediate holding company and the holder of 100% of the equity interests in Cheniere CCH HoldCo I, LLC (“CCH Direct Parent”), the direct parent of Cheniere Corpus Christi Holdings, LLC (“CCH”). CCH owns 100% of the equity interests in Corpus Christi Liquefaction, LLC, Cheniere Corpus Christi Pipeline, L.P. and Corpus Christi Pipeline GP, LLC (together with CCH, collectively, the “Project Entities”) that own the natural gas liquefaction and export facility and related infrastructure being developed by the Project Entities near Corpus Christi, Texas and the pipeline being developed by the Project Entities that will connect the facility with several interstate and intrastate natural gas pipelines (together, the “Corpus Christi Liquefaction Project”). The chart below presents the organizational structure of us, HoldCo, CCH Direct Parent and the Project Entities and is provided solely for illustrative purposes, and it is not, nor does it purport to be, a complete organizational chart of us and our subsidiaries.

On the Closing Date, $1.0 billion aggregate principal amount of the EIG Convertible Notes (the “Closing Date Notes”) were issued. In addition, $500.0 million aggregate principal amount of the EIG Convertible Notes (the “Second Phase Notes”), may be issued on a date subsequent to the Closing Date (the “Second Phase Funding Date”). The proceeds of the EIG Convertible Notes will be used to partially fund the project costs of the Corpus Christi Liquefaction Project and for the payment of fees and expenses in respect of the transactions contemplated by the Amended and Restated Note Purchase Agreement. Commitments to purchase the Second Phase Notes will expire on May 1, 2016. In addition, in certain circumstances, HoldCo may terminate these commitments.

The EIG Convertible Notes will mature on May 13, 2025 and accrue interest at the rate of 11% per annum beginning on May 1, 2015, payable quarterly in arrears. Prior to the Commercial Operation Date (as defined below), interest on the EIG Convertible Notes will be paid entirely in kind. Following the Commercial Operation Date, interest must be paid in cash in an amount equal to the lesser of (i) the interest due and (ii) the sum of the cash on hand at HoldCo and a measure of excess cash flow from the Project Entities. If no event of default under the Amended and Restated Note Purchase Agreement has occurred and is continuing and solely to the extent that the sum of the cash on hand at HoldCo and the measure of excess cash flow from the Project Entities for the most recently completed fiscal quarter is less than the amount of interest then due, then the difference may be paid in kind. In general, the “Commercial Operation Date” refers to the substantial completion of the second liquefaction train of the Corpus Christi Liquefaction Project if the Second Phase Funding Date has not occurred, and to the substantial completion of the third liquefaction train of the Corpus Christi Liquefaction Project following the occurrence of the Second Phase Funding Date. The EIG Convertible Notes are secured by a pledge by us of 100% of the equity interests in HoldCo and a pledge by HoldCo of the equity interests in CCH Direct Parent. In addition, the EIG Convertible Notes are secured by a security interest in the account into which all distributions from CCH Direct Parent to HoldCo must be deposited.

Prior to the business day immediately preceding the ninth anniversary of the Closing Date, the EIG Convertible Notes will be convertible into our common stock (i) at our option, at any time on or after the Applicable Eligible Conversion Date (as defined below), so long as no event of default under the Amended and Restated Note Purchase Agreement has occurred and is continuing, at a conversion price equal to the lower of (x) a 10% discount to the average of the daily volume-weighted average price (“VWAP”) of our common stock, for the 90 trading-day period preceding the date on which notice of conversion is provided and (y) a 10% discount to the closing price of our common stock on the trading day prior to the date on which notice of conversion is provided, or (ii) at the option of the holders of the EIG Convertible Notes, at any time on or after the six-month anniversary of the Applicable Eligible Conversion Date, at a conversion price equal to the average of the daily VWAP of our common stock for the 90 trading-day period preceding the date on which notice of conversion is provided. The “Applicable Eligible Conversion Date” means (1) for Closing Date Notes, the later of (a) 58 months following May 1, 2015 and (b) the substantial completion of the second liquefaction train of the Corpus Christi Liquefaction Project, and (2) for Second Phase Notes, the substantial completion of the third liquefaction train of the Corpus Christi Liquefaction Project.

Because the conversion rate for the EIG Convertible Notes will depend on the price of our common stock at the time of conversion, we cannot meaningfully estimate the number of shares of our common stock, if any, that would be issued upon the conversion of such notes; however, under the Amended and Restated Note Purchase Agreement, a maximum of 47,108,466 shares of our common stock (subject to adjustment in the event of a stock split) may be issued in the aggregate upon the conversion of all of the EIG Convertible Notes. Conversions of the EIG Convertible Notes are also subject to various limitations and conditions, including: (i) a minimum aggregate principal amount of $250,000,000 of such notes must be converted in each conversion; (ii) each of the initial conversion at our option and the initial conversion at the option of holders of the EIG Convertible Notes may not exceed 50% of the aggregate principal amount of such notes then outstanding; (iii) our total market capitalization may not be less than (x) if the Second Phase Funding Date has not occurred, $10.0 billion, and (y) following the occurrence of the Second Phase Funding Date, $13.7 billion, in each case, immediately prior to a conversion; (iv) no prior conversion could have occurred during the preceding 90 trading days; and (v) limitations on the ability of HoldCo to effect a conversion if the conversion would cause a holder of such notes that is a fund, account or company managed by EIG Management Company, LLC or its controlled affiliates, together with any of such holders’ affiliates, to own, in the aggregate, 10% or more of the outstanding shares of our common stock. Furthermore, in general, the EIG Convertible Notes may not be converted if there are any dilutive events (other than regularly scheduled cash dividends) during the 90 trading days during which the 90-day VWAP for any conversion is determined. There is an anti-dilution adjustment for (1) regularly scheduled cash dividends between the date on which the conversion price is fixed and the delivery of shares of our common stock subject to the conversion, and (2) any regularly scheduled cash dividends occurring during the 90 trading days in which the 90-day VWAP for any conversion is determined, if such dividend is materially different in size from the previous regularly scheduled dividend. However, the holders of the EIG Convertible Notes may elect to convert such notes even if otherwise preclusive dilutive events have occurred during the 90-day VWAP period, in which case there would be anti-dilution adjustments to the conversion price for any such events.

Pursuant to a registration rights agreement among HoldCo, us and the Agent, we are required to prepare, file and maintain an effective registration statement to permit the public resale of our common stock delivered upon a conversion of the EIG Convertible Notes. Additionally, if at any time after the Commercial Operation Date we propose to register our common stock under the Securities Act (other than under a registration statement on Forms S-4 or S-8 or other forms promulgated for similar purposes) in connection with a then proposed primary offering for cash and the form of registration statement to be used may be used for the registration of our common stock delivered upon conversion of the EIG Convertible Notes, we are required to provide the holders of the common stock delivered upon conversion of the EIG Convertible Notes the opportunity to include such common stock in the contemplated registration statement so that the disposition of such common stock is registered.

SELLING SECURITYHOLDERS

This prospectus supplement relates to the offering for resale of (a) up to $1,367,924,067 aggregate principal amount of notes by the selling securityholders and (b) any common stock into which the notes are converted.

On November 26, 2014, the Company entered into an Amended and Restated Subscription Agreement with RRJ Capital II Ltd, Baytree Investments (Mauritius) Pte Ltd and SeaTown Lionfish Pte. Ltd to issue and sell an initial $1.0 billion aggregate principal amount of notes.

The following table below sets forth certain information regarding beneficial ownership of the notes and our common stock by the selling securityholders named therein, both immediately prior to and immediately after giving effect to this offering. Beneficial ownership has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act. Except as indicated in the footnotes to the table below, to our knowledge, the selling securityholders have sole voting and investment power with respect to all securities beneficially owned by them.

Name	Principal Amount of Notes Owned(1)	Principal Amount of Notes Offered Hereby(2)	Amount and Percentage of Notes Owned after Completion of Offering(3)	Common Stock Owned(4)	Common Stock Offered Hereby(5)	Amount and Percentage of Common Stock Owned After Completion of Offering(6)
Preston Asset Holding Ltd(7)	$556,475,688	$757,829,933	$—	5,942,713	8,093,015	—
Marvell Assets Limited(8)	$171,764,156	$233,915,015	$—	1,834,303	2,498,024	—
Baytree Investments (Mauritius) Pte Ltd(9)	$200,893,750	$273,584,813	$—	2,145,384	2,921,666	—
SeaTown Lionfish Pte. Ltd.(10)	$75,335,156	$102,594,305	$—	804,519	1,095,624	—

(1)	As provided by or on behalf of the selling securityholders in May 2015. Amounts include PIK Interest received as of May 26, 2015.
(2)	Amounts include an estimate, calculated solely for the purposes of this prospectus supplement, of the aggregate principal amount by which the amount of notes owned by each selling securityholder before this offering would be increased by payments of PIK Interest to the maturity date.
(3)	The selling securityholders may offer all, some or none of the notes. Because the selling securityholders may offer all or some portion of the notes, we cannot estimate the amount or percentage of the notes that will be held by the selling securityholders upon completion of this offering.
(4)	Represents the maximum number of shares of common stock issuable upon conversion of all of a selling securityholder’s notes as of May 15, 2015 (as set forth in the third column of this table), based upon an initial conversion rate of 10.6792 shares of common stock per $1,000 principal amount of notes, and the number of shares of common stock currently held by such selling secuirtyholder, if any. The conversion rate is subject to adjustment, as described under the heading “Description of the Notes—Conversion Rights—Conversion Price Adjustment.” Accordingly, the maximum number of shares of our common stock issuable upon conversion of the notes may increase or decrease in the future.
(5)

Amounts include an estimate, calculated solely for the purposes of this prospectus, of the additional number of shares of common stock issuable as a result of all payments of PIK Interest to the maturity date. Therefore, the numbers in this column represent the maximum number of shares of our common stock issuable upon conversion of all of the selling securityholder’s notes offered hereby (as set forth in the third column in this table), multiplied by the initial conversion rate of 10.6792 shares of our common stock per

$1,000 principal amount of notes. The conversion rate is subject to further adjustment, as described under “Description of the Notes— Conversion— Conversion Rate Adjustments.” Accordingly, the maximum number of shares of our common stock issuable upon conversion of the notes may increase or decrease in the future.
(6)	The selling securityholders may offer all, some or none of the common stock. Because the selling securityholders may offer all or some portion of the common stock, we cannot estimate the number of shares or percentage of common stock that will be held by the selling securityholders upon completion of this offering.
(7)	Preston Asset Holding Ltd is wholly owned by Richmond Asset Holding Ltd. RRJ Capital Master Fund II L.P. is the sole owner of Richmond Asset Holding Ltd. RRJ Capital II Ltd is the general partner of RRJ Capital Master Fund II L.P. Richard Ong, Director of RRJ Capital II Ltd, exercises voting and dispositive power over securities indirectly held by RRJ Capital II Ltd, and Mr. Ong disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.
(8)	Marvell Assets Limited is wholly owned by Quinton Asset Holding Ltd. RRJ Capital Master Fund II L.P. is the sole owner of Quinton Asset Holding Ltd. RRJ Capital II Ltd is the general partner of RRJ Capital Master Fund II L.P. Richard Ong, Director of RRJ Capital II Ltd, exercises voting and dispositive power over securities indirectly held by RRJ Capital II Ltd, and Mr. Ong disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.
(9)	Baytree Investments (Mauritius) Pte Ltd is a direct wholly owned subsidiary of Dunearn Investments (Mauritius) Pte Ltd, which is a direct wholly owned subsidiary of Seletar Investments Pte Ltd. Seletar Investments Pte Ltd is a directly wholly owned subsidiary of Temasek Capital Pte Ltd, which is a directly wholly owned subsidiary of Temasek Holdings (Private) Limited.
(10)	SeaTown Lionfish Pte. Ltd. is wholly owned by SeaTown Master Fund. SeaTown Holdings International Pte. Ltd. acts as investment manager to SeaTown Master Fund and SeaTown Lionfish Pte. Ltd. SeaTown Capital Pte. Ltd. is the direct parent company of SeaTown Holdings International Pte. Ltd. SeaTown Holdings Pte. Ltd. is the direct parent company of SeaTown Capital Pte. Ltd. Phoon Siew Heng, the CEO and CIO of SeaTown Holdings International Pte. Ltd. exercises sole voting and dispositive power over securities owned by SeaTown Lionfish Pte. Ltd. Mr. Phoon disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and the ownership and disposition of the common stock issued upon conversion of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may be subsequently changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought, nor will we seek, any rulings from the Internal Revenue Service (the “IRS”), with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the U.S. federal income tax consequences of the purchase, ownership or disposition of the notes or the ownership and disposition of the common stock or that any such position would not be sustained. This discussion is limited to beneficial owners who hold the notes or common stock as capital assets (generally property held for investment). This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•	tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes or common stock as a part of a hedging, integrated or conversion transaction or a straddle;

•	persons deemed to sell notes or common stock under the constructive sale provisions of the Code or persons that purchase or sell notes as part of a wash sale for tax purposes;

•	tax consequences to U.S. holders (as defined below) of notes or shares of common stock whose “functional currency” is not the U.S. dollar;

•	tax consequences to investors in pass-through entities;

•	alternative minimum tax consequences, if any;

•	any state, local or foreign tax consequences; and

•	estate or gift tax consequences, if any.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds notes or shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership holding the notes or shares of common stock or a partner in such partnership, you should consult your tax advisors.

If you are considering the purchase of notes, we urge you to consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

As used herein, the term “U.S. holder” means a beneficial owner of notes or shares of common stock received upon conversion of the notes that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner (other than a partnership, or any entity treated as a partnership for U.S. federal income tax purposes) of notes or shares of common stock received upon conversion of the notes that is an individual, corporation, estate or trust and that is not a U.S. holder. Special rules may apply to some non-U.S. holders such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax or, in some circumstances, individuals who are U.S. expatriates. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

In certain circumstances we may be obligated to pay amounts on the notes that are in excess of stated interest or principal on the notes. We do not intend to treat the possibility of paying such additional amounts as causing the notes to be treated as contingent payment debt instruments; nonetheless, additional income will be recognized if any such additional payment is made. It is possible that the IRS may take a different position, in which case a holder might be required to accrue interest income at a higher rate than the stated interest rate and to treat as ordinary interest income any gain realized on the disposition (including a conversion) of the note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments. Investors should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

Consequences to U.S. Holders

OID on the Notes

The notes were treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes because no portion of the interest on the notes is unconditionally payable in cash at least annually. The issuance of additional notes in respect of PIK Interest is generally not treated as a payment of interest on a note for U.S. federal income tax purposes. Instead, a note and any additional notes issued in respect of PIK Interest thereon are treated as a single debt instrument under the OID rules.

The notes were treated as issued with OID in an amount equal to the difference between their “stated redemption price at maturity” (the sum of all payments to be made on the notes other than “qualified stated interest”) and their “issue price.” Because we will make interest payments in PIK Interest instead of paying cash, the stated interest payments on the notes are not qualified stated interest. The “issue price” of the notes was the first price at which a substantial amount of the notes was sold to investors for cash, excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers), which was 100% of the initial principal amount. Subject to the rules described below under “—Acquisition Premium,” you must generally include the OID in gross income as it accrues over the term of the notes at a constant yield without regard to your regular method of accounting for U.S. federal income tax purposes and in advance of the receipt of any cash payments attributable to that income.

The amount of OID that you must include in income will generally equal the sum of the “daily portions” of OID with respect to the note for each day during the taxable year or portion of the taxable year in which you held the note (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period.

The amount of OID allocable to any accrual period, subject to the possible adjustments described below, other than the final accrual period is an amount equal to the excess, if any, of (i) the product of the note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (ii) the aggregate of all stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of stated interest) and the adjusted issue price of the note at the beginning of the final accrual period. The “adjusted issue price” of a note at the beginning of any accrual period is generally equal to its issue price increased by the accrued OID for each prior accrual period. The yield to maturity of a note is the rate that, when used in computing the present value of all payments to be made on the note, produces an amount equal to the issue price of the note.

You may elect to include in gross income all interest that accrues on a note, including any OID, market discount, de minimis market discount and unstated interest, as adjusted by any acquisition premium, by using the constant yield method described above under the heading “—OID on the Notes.” This election for a note with market discount will result in a deemed election to accrue market discount in income currently for the note and for all other debt instruments you acquire with market discount on or after the first day of the taxable year to which the election first applies, and may be revoked only with the consent of the IRS. Your tax basis in a note will be increased by each accrual of the amounts treated as OID under the constant yield election described in this paragraph.

Market Discount

If you acquire a note at a cost that is less than its revised issue price, the amount of such difference is treated as “market discount” for U.S. federal income tax purposes, unless such difference is less than .0025 multiplied by the note’s stated redemption price at maturity multiplied by the number of complete years to maturity of the note (from the date of acquisition). In general, the “revised issue price” of a note will be such note’s adjusted issue price, as defined above under “—OID on the Notes.”

Under the market discount rules of the Code, you would be required to treat any partial payment of principal on a note, and any gain on the sale, exchange, retirement or other disposition of a note (or shares of common stock received upon conversion of a note), as ordinary income to the extent of the accrued market discount that has not previously been included in income. If you dispose of such notes in certain otherwise nontaxable transactions, accrued market discount must be included as ordinary income as if you had sold the note at its then fair market value.

In general, the amount of market discount that has accrued is determined on a ratable basis. You may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a note-by-note basis and is irrevocable.

With respect to notes with market discount, you may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry the notes. You may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments you acquired on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. Your tax basis in a note will be increased by the amount of market discount included in your income under the election.

Acquisition Premium

If you purchase a note at an “acquisition premium,” the amount of OID that you include in gross income is reduced to reflect the acquisition premium. A note is purchased at an acquisition premium if its adjusted basis, immediately after its purchase, is (a) less than or equal to the sum of all amounts payable on the note after the purchase date and (b) greater than the note’s adjusted issue price.

If a note is purchased at an acquisition premium, you will reduce the amount of OID that otherwise would be included in income during an accrual period by an amount equal to (i) the amount of OID otherwise includible in income multiplied by (ii) a fraction, the numerator of which is the excess of the adjusted basis of the note immediately after your acquisition of the note over the adjusted issue price of the note and the denominator of which is the excess of the sum of all amounts payable on the note after the purchase date over the note’s adjusted issue price.

As an alternative to reducing the amount of OID that otherwise would be included in income by this fraction, you may elect to compute OID accruals by treating the purchase as a purchase at original issuance and applying the constant yield method described above.

Sale, Redemption or Other Taxable Disposition of the Notes

Except as described below under “—Conversion of the Notes,” you generally will recognize gain or loss upon a sale, redemption or other taxable disposition of a note equal to the difference between the amount received and your adjusted tax basis in the note at that time. Your adjusted tax basis in a note will generally be equal to the amount you paid for the note increased by OID and market discount you previously included in income with respect to the note. Although not free from doubt, your adjusted tax basis, adjusted issued price and accrued OID in a note should be allocated between the note and additional notes received in respect of PIK Interest thereon in proportion to their relative principal amounts. Your holding period in additional notes received in respect of PIK Interest would likely be identical to the holding period for the note with respect to which the additional notes in respect of PIK Interest was received.

Subject to the treatment of a portion of any gain as ordinary income to the extent of any previously unreported market discount accrued on the note, any gain or loss recognized on the sale, redemption or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of sale, exchange, redemption or other taxable disposition, you have held the note for more than one year. Under current law, long-term capital gains of certain non-corporate holders are taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations. You should consult your own tax advisor as to the U.S. federal income tax consequences of disposing of, in separate transactions, the note and any additional notes issued as PIK Interest with respect to such note.

Conversion of the Notes

Upon conversion of the notes, we may choose to pay or deliver, as the case may be, cash, shares of our common stock (and cash in lieu of any fractional share) or a combination of cash and shares of our common stock, as described under “Description of the Notes—Conversion Rights—Option to Satisfy Conversion Obligation with Cash, Common Stock or Combination Thereof.”

Conversion of the Notes into Cash

If you convert your notes and we elect to settle the notes solely in cash, you generally will be taxed as described under “—Sale, Redemption or Other Taxable Disposition of the Notes” above.

Conversion of the Notes into Common Stock

You generally will not recognize any income, gain or loss upon conversion of a note solely into shares of our common stock, except with respect to cash received in lieu of a fractional share of common stock, subject to the discussion under “Consequences to U.S. Holders – Constructive Distributions,” below, regarding the possibility that the adjustment to the conversion rate of a note converted in connection with a make-whole fundamental change may be treated as a taxable stock dividend. The tax basis of shares of common stock you receive on conversion generally will equal your adjusted tax basis in that note at the time of conversion (reduced by the portion of the adjusted tax basis allocable to a fractional share). The holding period of the common stock you receive on conversion will generally include the period during which the converted notes were held prior to conversion, except that your holding period for common stock attributable to accrued OID may commence on the date following the date of conversion.

With respect to cash received in lieu of a fractional share of our common stock, you will be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, you generally will recognize gain or loss equal to the difference between the cash received and that portion of your tax basis in the common stock attributable to the fractional share on a proportionate basis in accordance with its relative fair market value. In general, any gain or loss recognized on the receipt of cash in lieu of a fractional share will be capital gain or loss, and generally will be long-term capital gain or loss if you held the note for more than one year at the time of the conversion. Under current law, long-term capital gains of certain non-corporate holders are taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Conversion of Notes into Common Stock and Cash

If you convert your notes and we elect to settle the notes with a combination of shares of our common stock and cash, the tax consequences are not entirely clear. You may be treated as exchanging the note for common stock and cash in a reorganization for U.S. federal income tax purposes. In such case, you generally would not be permitted to recognize loss, but generally would be required to recognize capital gain in an amount equal to the lesser of the gain realized, (i.e., the difference between (i) the amount of cash and the fair market value of the shares of all common stock received, other than any shares attributable to accrued but unpaid interest and (ii) your adjusted tax basis of your notes) and the cash received (other than cash in lieu of a fractional share of common stock). Except to the extent of any previously unreported market discount as described above, generally any gain recognized upon conversion of a note will be long-term capital gain if you held the note for more than one year at the time of the conversion. Under current law, long-term capital gains of certain non-corporate holders are taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Your tax basis in the common stock received (including any fractional share for which cash is paid) generally would equal the adjusted tax basis of the note, decreased by the amount of cash received (other than cash in lieu of a fractional share of common stock and any cash attributable to accrued but unpaid interest), and increased by the amount of gain recognized (other than with respect to a fractional share). Your tax basis in a fractional share will be determined by allocating your tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values. The holding period of the common stock you receive on conversion generally will include the period during which the converted notes were held prior to conversion, except that your holding period for common stock attributable to accrued OID may commence on the date following the date of conversion.

Alternatively, the conversion of a note into cash and shares of our common stock may be treated as in part a payment in redemption of a portion of the note and in part a conversion of a portion of the note into common stock. In such case, your aggregate tax basis in the note would be allocated between the portion of the note treated as redeemed and the portion of the note treated as converted into common stock based on their relative fair market values. You generally would recognize capital gain or loss with respect to the portion of the note treated as redeemed equal to the difference between the amount of cash you received and your adjusted tax basis in the portion of the note treated as redeemed. With respect to the portion of the note treated as converted, you generally would not recognize any gain or loss (except with respect to cash received in lieu of a fractional share of common stock). Your tax basis in the common stock (including any fractional share for which cash is paid) would be equal to the tax basis allocated to the portion of the note treated as converted into common stock. The holding period of the common stock you receive on conversion generally will include the period during which the converted notes were held prior to conversion, except that your holding period for common stock attributable to accrued OID may commence on the date following the date of conversion.

You are encouraged to consult your tax advisor regarding the receipt of cash and common stock upon conversion of your notes.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances. Under the Code and applicable Treasury Regulations, adjustments (or failures to make adjustments) that have the effect of increasing a U.S.

holder’s proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes. The adjustment to the conversion rate of notes converted in connection with a make-whole fundamental change, as described under “Description of the Notes – Purchase Rights of Holders – Optional Repayment Upon a Fundamental Change” above, also may be treated as a deemed distribution.

Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to a U.S. holder. Some of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such adjustments. In addition, an adjustment to the conversion rate, or failure to make (or adequately make) such an adjustment in connection with a fundamental change may be treated as a deemed distribution.

Any deemed distributions will be taxable as a dividend, return of capital, or capital gain as described in “— Distributions on Common Stock” below. However, it is unclear whether such deemed distributions would be eligible for the reduced tax rate applicable to certain dividends paid to non-corporate holders or the dividends-received deduction applicable to certain dividends paid to corporate holders. Additionally, because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if we backup withhold on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), the withholding agent may set off any such payment against payments of cash and common stock payable on the notes (or, in some circumstances, against any payments on the common stock).

Possible Effect of the Change in Conversion Consideration After a Consolidation, Etc.

In some situations, we may provide for the conversion of the notes into shares of an acquirer as described in “Description of the Notes — Consolidation, Merger, Conveyance, Transfer or Lease.” Depending on the circumstances, such an adjustment could result in a deemed taxable exchange to a holder and the modified note could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. We encourage you to consult your tax advisor regarding the U.S. federal income tax consequences of such an adjustment.

Distributions on Common Stock

Cash distributions paid on shares of our common stock will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax principles) and will be includible in income by the U.S. holder and taxable as ordinary income when received. If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. holder’s investment, up to the U.S. holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain. Dividends received by non-corporate U.S. holders will be eligible to be taxed at reduced rates if the U.S. holders meet certain holding period and other applicable requirements. Dividends received by corporate U.S. holders will be eligible for the dividends-received deduction if the U.S. holders meet certain holding period and other applicable requirements.

Sale or Other Taxable Dispositions of Common Stock

Upon the sale or other taxable dispositions of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon such taxable disposition and the U.S. holder’s tax basis in the common stock. Except to the extent of any previously unreported market discount as described above, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in the common stock is more than one year at the time of the taxable disposition. Under current law, long-term capital gains of certain non-corporate holders are taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest (including OID) on the notes and dividends on shares of common stock and to the proceeds of a sale, exchange, redemption or other disposition of a note or share of common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient such as a corporation. Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Consequences to Non-U.S. Holders

Payments on the Notes

Subject to the discussion below concerning backup withholding and FATCA withholding, payments of interest (including OID) on the notes to any non-U.S. holder will not be subject to U.S. federal withholding tax under the “portfolio interest” exception, provided that,

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related, directly or indirectly to us through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business; and

•	interest on the notes is not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business.

The portfolio interest exemption generally applies only if the non-U.S. holder appropriately certifies as to its non-U.S. status. A non-U.S. holder can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) to the applicable withholding agent. A non-U.S. holder that holds the notes through a financial institution or other agent acting on its behalf may be required to provide appropriate certifications to the agent. The non-U.S. holder’s agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to the withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax (or such lower rate as may be specified by an applicable income tax treaty), unless the non-U.S. holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base then, although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied, the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its earnings and profits for the taxable year, subject to certain adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale, Exchange, Certain Redemptions or Other Taxable Dispositions of Notes or Shares of Common Stock

Subject to the discussion of backup withholding and FATCA withholding requirements below, any gain recognized by a non-U.S. holder on the sale, exchange, redemption or other taxable disposition of a note as well as upon the conversion of a note into cash or into a combination of cash and stock, the receipt of cash in lieu of a fractional share, or on the sale or other taxable disposition of shares of common stock, generally will not be subject to U.S. federal income tax unless:

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and other conditions are met;

•	that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment or fixed base); or

•	we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the five-year period preceding the sale or other disposition or the non-U.S. holder’s holding period, whichever period is shorter.

If you are a non-U.S. holder described in the first bullet point above, you will be subject to tax at a flat rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gain recognized on the sale, exchange, redemption or other taxable disposition of a note or common stock (which gain may be offset by U.S. source capital losses), even though you are not considered a resident of the United States.

If you are a non-U.S. holder who is an individual described in the second bullet point above, you will be subject to tax at regular graduated U.S. federal income tax rates on the net gain derived from the sale, exchange, redemption or other taxable disposition of a note or common stock, generally in the same manner as if you were a U.S. holder. If you are a foreign corporation that falls under the second bullet point above, you will be subject to tax on your net gain generally in the same manner as if you were a U.S. person as defined under the Code and, in addition, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty.

A domestic corporation is considered a USRPHC if the fair market value of its “United States real property interests,” or USRPIs, equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. A substantial portion of our assets consist of USRPIs. In the event that we are or become a USRPHC, so long as our common stock continues to be “regularly traded on an established securities market” within the meaning of applicable Treasury Regulations, only a non-U.S. holder that actually owns, or is treated as owning under applicable constructive ownership rules, within the time period described in the third bullet point above (i) in the case of a disposition of notes (x) more than 5% of the notes if the notes are regularly traded on an established securities market and (y) notes with a value greater than 5% of our common stock as of any date on which such notes were acquired if the notes are not regularly traded on an established securities market, or (ii) in the case of a disposition of common stock, more than 5% of our common stock (in each case, a “greater-than-five percent shareholder”), will be subject to U.S. federal income tax on the disposition thereof. It is uncertain whether the notes will be considered to be “regularly traded on an established securities market” for purposes of the test described in (i) above.

Any amounts (including common stock) which a non-U.S. holder receives on a sale, exchange, redemption or other taxable disposition of a note which is attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under “— Payments on the Notes.”

If you are or may be treated as a greater than-five percent shareholder under the rules described above, we encourage you to consult your tax advisor regarding the tax consequences to you of a sale, exchange, redemption or other disposition of notes or shares of common stock (including the effect of a deemed exchange as described above under “Consequences to U.S. Holders — Termination of Conversion Rights”).

Dividends and Constructive Distributions

Any dividends paid to a non-U.S. holder with respect to shares of our common stock (and any deemed dividends resulting from some adjustments, or failure to make adjustments, to the conversion rate, see “— Consequences to U.S. Holders — Constructive Distributions” above) will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where an income tax treaty applies, are attributable to a U.S. permanent establishment or fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under some circumstances, be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, a withholding agent may satisfy any such payment against payments of cash and common stock payable on the notes (or, in some circumstances, against any payments on the common stock).

A non-U.S. holder of shares of common stock that wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements, generally by providing IRS Form W-8BEN or IRS Form W-8BEN-E. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund from the IRS of any excess amounts withheld by timely providing the required information or appropriate claim for refund to the IRS.

In addition, under proposed Treasury Regulations relating to certain “dividend equivalent” payments, an adjustment to the conversion rate of the notes as a result of a dividend on our common stock may be taxable as a dividend, but subject to withholding tax at a different time or in a different amount than taxable constructive distributions. However, in Notice 2014-14, the Treasury Department and the IRS stated their intent to limit the application of the proposed Treasury Regulations to instruments issued on or after 90 days after the date of publication of final Treasury Regulations. Accordingly, the proposed Treasury Regulations, if finalized, generally should not apply to the notes.

Information Reporting and Backup Withholding

Generally, the amount of interest (including OID) and dividends paid to a non-U.S. holder and the amount of tax, if any, withheld with respect to those payments must be reported to the IRS and to the non-U.S. holder. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends, provided the statement described above in the last bullet point under “— Payments on the Notes” has been received (and the applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient). In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or share of common stock within the United States or conducted through specified U.S.-related financial intermediaries, unless the statement described above has been received (and the applicable withholding agent does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient) or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”) and applicable Treasury Regulations impose a 30% U.S. federal withholding tax on withholdable payments (as defined below) made to a foreign financial institution, unless such institution enters into an agreement with the Department of Treasury to, among other things, collect and provide to it substantial information regarding such institution’s United States financial account holders, including certain account holders that are foreign entities with United States owners. FATCA also generally imposes a 30% U.S. federal withholding tax on withholdable payments to a nonfinancial foreign entity unless such entity provides the paying agent with a certification that it does not have any substantial United States owners or a certification identifying the direct and indirect substantial United States owners of the entity. “Withholdable payments” include payments of interest and dividend payments from sources within the United States, as well as gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States, unless the payments of interest, dividends or gross proceeds are effectively connected with the conduct of a United States trade or business and taxed as such. These withholding and reporting requirements will apply currently with respect to interest (including OID) on the notes and dividends on the common stock, but will not apply to withholding on gross proceeds on the sale or other taxable disposition of the notes or common stock unless such a disposition occurs after December 31, 2016. A foreign financial institution located in a jurisdiction that has an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors are urged to consult their own tax advisors regarding the application of withholding under FATCA to the notes and common stock.

PLAN OF DISTRIBUTION

The securities offered by this prospectus supplement may be sold by the selling securityholders or their transferees, directly or through brokers, dealers, agents or underwriters, from time to time in:

•	negotiated transactions;

•	underwritten offerings;

•	distributions to equity security holders of the selling securityholders;

•	a sale to one or more underwriters for resale to the public or to institutional investors in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments;

•	a block trade, in which a broker or dealer attempts to sell securities as agent but may position and resell a portion of the securities as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and the subsequent sale by such broker or dealer for its account pursuant to this prospectus supplement;

•	ordinary brokerage transactions (which may include long or short sales) and transactions in which the broker solicits purchasers;

•	broker-dealers agreeing with the selling securityholder to sell a specified number of securities at a stipulated price per share;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	the pledging of securities as collateral to secure loans, credit or other financing arrangements and subsequent to foreclosure, the disposition of the securities by the lender thereunder;

•	any other method described in an amendment or supplement to this prospectus supplement; or

•	through a combination of these methods of sale.

In addition, common stock offered may be sold by the selling securityholders or their transferees, directly or through brokers, dealers, agents or underwriters, from time to time in

•	transactions in the over-the-counter market, the NYSE MKT, or on one or more exchanges on which the common stock may be listed or quoted at the time of sale;

•	transactions otherwise than on the NYSE MKT or exchanges; or

•	through a combination of these methods of sale, including the methods of sale set forth under the first paragraph of this “Plan of Distribution.”

Sales and transfers of the securities may be effected from time to time:

•	at fixed prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at negotiated prices;

•	without consideration; or

•	by any other method permitted by law.

The term “selling securityholder” includes donees, pledgees, transferees, or other successors-in-interest selling securities received from the named selling securityholders as a gift, pledge, distribution or other non-sale related transfer after the date of this prospectus supplement.

In connection with sales of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other parties, which may in turn engage in short sales of the securities in the course of hedging in positions they assume. The selling securityholders may also sell securities short and deliver securities to close out short positions, or loan or pledge securities to broker-dealers or other parties that in turn may sell those securities. If the selling securityholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, those underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal. Any such discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved.

The selling securityholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions. In connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by the selling securityholder or borrowed from the selling securityholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from the selling securityholder or others in settlement of those derivatives to close out any related open borrowings of securities.

The selling securityholders may from time to time pledge or grant a security interest in some or all of the securities owned by them. If the selling securityholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time under this prospectus supplement or an amendment to this prospectus supplement under Rule 424(b)(7) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus supplement. The selling securityholders also may transfer the securities in other circumstances, including, but not limited to, through a loan or pledge, and the transferees, pledgees or other successors in interest may in turn sell securities using this prospectus supplement as the selling beneficial owner. Such transferee, pledgee or other successor in interest may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus supplement.

The subscription agreement pursuant to which the notes were sold, as amended and restated, provides that, until November 28, 2015 the selling securityholders may transfer all or part of its notes to one or more:

•	affiliated partnerships;

•	funds managed by the selling securityholders or certain of their affiliates;

•	investment companies or special purpose vehicles, in each case wholly owned by the selling securityholders or certain of their affiliates; or

•	any of the respective directors, officers or partners of any of the entities listed in the bullet points above.

During this time period, the selling securityholders’ rights to effect any such transfer of notes are subject in all cases to the prior written consent of the Company.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Andrews Kurth LLP, Houston, Texas.

EXPERTS

The consolidated financial statements and schedule of Cheniere Energy, Inc. as of and for the year ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Cheniere Energy, Inc. at December 31, 2013, and for each of the two years in the period ended December 31, 2013 (including the schedule for each of the two years in the period ended December 31, 2013 appearing therein), appearing in Cheniere Energy, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Cheniere Energy, Inc.

COMMON STOCK

PREFERRED STOCK

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

By this prospectus, we and selling security holders may from time to time offer and sell in one or more offerings any combination of the following securities:

•	shares of common stock;

•	shares of preferred stock, which may be convertible into or exchangeable for debt securities or common stock;

•	senior debt securities, which may be convertible into or exchangeable for common stock or preferred stock;

•	subordinated debt securities, which may be convertible into or exchangeable for common stock or preferred stock;

•	warrants to purchase common stock, preferred stock, debt securities, rights or units;

•	rights to purchase common stock, preferred stock, debt securities, warrants or units; and

•	units consisting of any combination of common stock, preferred stock, debt securities, warrants or rights.

This prospectus provides a general description of the securities we and selling security holders may offer. Supplements to this prospectus will provide the specific terms of the securities, including the offering prices and the net proceeds that we expect to receive. You should carefully read this prospectus, any applicable prospectus supplement and any information under the headings “Where You Can Find More Information” and “Incorporation by Reference” before you invest in any of these securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

We and selling security holders may sell these securities to or through underwriters, dealers, to other purchasers and through agents. Supplements to this prospectus will specify the names of any underwriters or agents.

Our common stock is listed and traded on the NYSE MKT under the symbol “LNG.”

Investing in our securities involves risks. Please read “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we and selling security holders may offer and sell any combination of the securities described in this prospectus in connection with one or more offerings from time to time.

This prospectus provides you with a general description of the securities we and selling security holders may offer. Each time we or selling security holders offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us or such selling security holders in that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement and any other document incorporated by reference is accurate only as of the date on the front cover of those documents. Our business, contracts, financial condition, operating results, cash flows, liquidity and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

- i -

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Cheniere,” “Cheniere Energy,” “our company,” “we,” “our,” “us” or similar references mean Cheniere Energy, Inc. and its consolidated subsidiaries. In this prospectus, we sometimes refer to our common stock, preferred stock, debt securities, warrants, rights and units collectively as the “securities.”

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC on February 20, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, as filed with the SEC on April 30, 2015, as amended by Amendment No. 1 thereto filed with the SEC on May 11, 2015;

•	our Current Reports on Form 8-K, as filed with the SEC on January 16, 2015, March 2, 2015, March 3, 2015, March 9, 2015, March 13, 2015, March 20, 2015, April 24, 2015, May 7, 2015 and May 13, 2015; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 2, 2001, including any amendments and reports filed for the purpose of updating such description.

All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, after the date of this prospectus and until our offerings hereunder are completed will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person, including any beneficial owner to whom a prospectus is delivered, a copy of the information incorporated by reference in this prospectus, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

Cheniere Energy, Inc.

700 Milam Street, Suite 1900

Houston, Texas 77002

(713) 375-5000

Attn: Investor Relations

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, which we refer to as the Securities Act, that registers the issuance and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

- ii -

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov.

General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.cheniere.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included herein or incorporated herein by reference are “forward-looking statements.” Included among “forward-looking statements” are, among other things:

•	statements that we expect to commence or complete construction of our proposed liquefied natural gas (“LNG”) terminals, liquefaction facilities, pipeline facilities or other projects, or any expansions thereof, by certain dates, or at all;

•	statements regarding future levels of domestic and international natural gas production, supply or consumption or future levels of LNG imports into or exports from North America and other countries worldwide or purchases of natural gas, regardless of the source of such information, or the transportation or other infrastructure or demand for and prices related to natural gas, LNG or other hydrocarbon products;

•	statements regarding any financing transactions or arrangements, or ability to enter into such transactions;

•	statements relating to the construction of our natural gas liquefaction trains (“Trains”), including statements concerning the engagement of any engineering, procurement and construction (“EPC”) contractor or other contractor and the anticipated terms and provisions of any agreement with any EPC or other contractor, and anticipated costs related thereto;

•	statements regarding any agreement to be entered into or performed substantially in the future, including any revenues anticipated to be received and the anticipated timing thereof, and statements regarding the amounts of total LNG regasification, liquefaction or storage capacities that are, or may become, subject to contracts;

•	statements regarding counterparties to our commercial contracts, construction contracts and other contracts;

•	statements regarding our planned construction of additional Trains, including the financing of such Trains;

•	statements that our Trains, when completed, will have certain characteristics, including amounts of liquefaction capacities;

•	statements regarding our business strategy, our strengths, our business and operation plans or any other plans, forecasts, projections or objectives, including anticipated revenues and capital expenditures, any or all of which are subject to change;

•	statements regarding legislative, governmental, regulatory, administrative or other public body actions, approvals, requirements, permits, applications, filings, investigations, proceedings or decisions;

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•	statements regarding our anticipated LNG and natural gas marketing activities; and

•	any other statements that relate to non-historical or future information.

All of these types of statements, other than statements of historical fact, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe that such estimates are reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond our control. In addition, assumptions may prove to be inaccurate. We caution that the forward-looking statements contained in this prospectus are not guarantees of future performance and that such statements may not be realized or the forward-looking statements or events may not occur. Actual results may differ materially from those anticipated or implied in forward-looking statements due to factors described in this prospectus and in the other reports and other information that we file with the SEC. These forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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CHENIERE ENERGY, INC.

Cheniere Energy, Inc., a Delaware corporation, is a Houston-based energy company primarily engaged in LNG-related businesses. We own and operate the Sabine Pass LNG terminal in Louisiana through our ownership interest in and management agreements with Cheniere Energy Partners, L.P. (“Cheniere Partners”), which is a publicly traded limited partnership that we created in 2007. As of March 31, 2015, we own 100% of the general partner interest in Cheniere Partners and 80.1% of Cheniere Energy Partners LP Holdings, LLC (“Cheniere Holdings”), which is a publicly traded limited liability company formed in 2013 that owns a 55.9% limited partner interest in Cheniere Partners.

Our corporate headquarters are located at 700 Milam Street, Suite 1900 in Houston, Texas. Our phone number is (713) 375-5000, and our website is accessed at www.cheniere.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

RISK FACTORS

The securities to be offered by this prospectus may involve a high degree of risk. When considering an investment in any of the securities, you should consider carefully all of the risk factors described in our annual report on Form 10-K for the year ended December 31, 2014. You should also consider similar information in any annual report on Form 10-K, quarterly report on Form 10-Q or other document incorporated by reference into this prospectus or filed by us with the SEC after the date of this prospectus. If applicable, we will include in any prospectus supplement a description of those significant factors that could make the offering described in the prospectus supplement speculative or risky.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds received by us from the sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges on a consolidated basis for the periods shown. You should read these ratios of earnings to fixed charges in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference into this prospectus.

	Three Months Ended March 31, 2015		Year Ended December 31,
			2014		2013		2012		2011		2010
Ratio of earnings to fixed charges	—	(a)	—	(a)	—	(a)	—	(a)	—	(a)	—	(a)

(a)	For the three months ended March 31, 2015 and for the years ended December 31, 2014, 2013, 2012, 2011 and 2010, earnings were not adequate to cover fixed charges by $386.6 million, $943.9 million, $730.8 million, $362.2 million, $193.2 million and $70.5 million, respectively.

For these ratios, “earnings” represent the aggregate of (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, net of (x) interest capitalized, (y) preference security dividend requirements of consolidated subsidiaries, and (z) the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges. “Fixed charges” represent the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference securities dividend requirements of consolidated subsidiaries.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms and provisions of our capital stock. You should refer to the applicable provisions of our restated certificate of incorporation, as amended, or Certificate of Incorporation, our amended and restated bylaws, or Bylaws, and the documents that we have incorporated by reference for a complete statement of the terms and rights of our capital stock.

As of May 18, 2015, our authorized capital stock was 485,000,000 shares, which included 480,000,000 shares authorized as common stock, $0.003 par value, and 5,000,000 shares authorized as preferred stock, $0.0001 par value. As of May 18, 2015, we had 236,571,457 shares of common stock outstanding. There were no shares of preferred stock outstanding as of such date.

Common Stock

Listing. Our common stock is listed on the NYSE MKT under the symbol “LNG.”

Dividends. Subject to the rights of holders of preferred stock, common stockholders may receive dividends when declared by the board of directors. Dividends may be paid in cash, stock or another form.

Fully Paid. All outstanding shares of common stock are, and the common stock offered by this prospectus and any prospectus supplement will be, fully paid and non-assessable upon issuance.

Voting Rights. Common stockholders are entitled to one vote in the election of directors and other matters for each share of common stock owned. Common stockholders are not entitled to preemptive or cumulative voting rights.

Other Rights. We will notify common stockholders of any stockholders’ meetings in accordance with applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common stockholders will share equally in the assets remaining after we pay our creditors and preferred stockholders. There are no redemption or sinking fund provisions applicable to the common stock.

Transfer Agent and Registrar. Our transfer agent and registrar is Computershare Trust Company, N.A. located in Canton, Massachusetts.

Preferred Stock

Our board of directors can, without approval of our stockholders, issue one or more series or classes of preferred stock from time to time limited by the number of shares of preferred stock then authorized. The board can also determine the number of shares of each series and the rights, preferences and limitations of each series or class, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any series or class of preferred stock and the terms and conditions of issue.

If we offer shares of preferred stock, the specific terms will be described in a prospectus supplement, including:

•	the specific designation, number of shares, seniority and purchase price;

•	any liquidation preference per share;

•	any date of maturity;

•	any redemption, repayment or sinking fund provisions;

•	any dividend rate or rates and the dates on which any such dividends will be payable (or the method by which such rates or dates will be determined);

•	any voting rights;

•	if other than the currency of the United States, the currency or currencies, including composite currencies, in which such preferred stock is denominated and in which payments will or may be payable;

•	the method by which amounts in respect of such preferred stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation;

•	whether such preferred stock is convertible or exchangeable and, if so, the securities or rights into which such preferred stock is convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected, including conversion or exchange prices or rates, the conversion or exchange period and any other related provisions;

•	the place or places where dividends and other payments on the preferred stock will be payable; and

•	any additional voting, dividend, liquidation, redemption and other rights, preferences, privileges, limitations and restrictions.

All shares of preferred stock offered will, when issued, be fully paid and non-assessable.

The transfer agent, registrar, and dividend disbursement agent for a series of preferred stock will be named in a prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

In some cases, the issuance of preferred stock could delay a change in control of us and make it more difficult to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to common stockholders.

Certain Provisions of Our Certificate of Incorporation, Bylaws and Law

Our Certificate of Incorporation and Bylaws contain provisions that may render more difficult possible takeover proposals to acquire control of us and make removal of our management more difficult. Below is a description of certain of these provisions in our Certificate of Incorporation and Bylaws.

Our Certificate of Incorporation, authorizes a class of undesignated preferred stock consisting of 5,000,000 shares. Additional shares of preferred stock may be issued from time to time in one or more series, and our board of directors, without further approval of the stockholders, is authorized to fix the designations, powers, preferences, and rights applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine such designations, powers, preferences, and rights is to allow such determinations to be made by the board of directors instead of the stockholders and to avoid the expense of, and eliminate delays associated with, a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under some circumstances, make it more difficult for a third party to gain control of us.

Our Certificate of Incorporation provides that any action required or permitted to be taken by our common stockholders must be taken at an annual or special meeting of stockholders and not by written consent.

Our Bylaws permit holders of record of at least 50.1% of the outstanding shares of our common stock to call a special meeting of stockholders if such holders comply with the requirements set forth in our Bylaws.

Our Bylaws contain specific procedures for stockholder nomination of directors. These provisions require advance notification that must be given in accordance with the provisions of our Bylaws. The procedure for stockholder nomination of directors may have the effect of precluding a nomination for the election of directors at a particular meeting if the required procedure is not followed.

Our Certificate of Incorporation requires the vote of at least 66  2⁄3% of all of the shares of our capital stock which are entitled to vote, voting together as a single class, to take stockholder action to alter, amend, rescind or repeal any of our Bylaws, or to alter, amend, rescind or repeal provisions of our Certificate of Incorporation or to adopt any provision inconsistent therewith relating to the inability of stockholders to act by written consent, the ability of our board of directors to adopt, alter, amend and repeal our Bylaws and the supermajority voting provision. The “supermajority” voting provisions may discourage or deter a person from attempting to obtain control of us by making it more difficult to amend some provisions of our Certificate of Incorporation or for our stockholders to amend any provision of our Bylaws, whether to eliminate provisions that have an anti-takeover effect or those that protect the interests of minority stockholders.

Although Section 214 of the General Corporation Law of the State of Delaware, or the DGCL provides that a corporation’s certificate of incorporation may provide for cumulative voting for directors, our Certificate of Incorporation does not provide for cumulative voting. As a result, in a non-contested election of directors, directors are elected by a vote of the majority of the votes cast with respect to that director’s election; in a contested election of directors, directors are elected by a vote of the plurality of the votes cast.

As a Delaware corporation, we are subject to Section 203, or the business combination statute, of the DGCL. Under the business combination statute of the DGCL, a corporation is generally restricted from engaging in a business combination (as defined in Section 203 of the DGCL) with an interested stockholder (defined generally as a person owning 15% or more of the corporation’s outstanding voting stock) for a three-year period following the time the stockholder became an interested stockholder. This restriction applies unless:

•	prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation upon completion of the transaction which resulted in the stockholder becoming an interested stockholder (excluding stock held by the corporation’s directors who are also officers and by the corporation’s employee stock plans, if any, that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•	at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66 2⁄3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

The provisions of the business combination statute of the DGCL do not apply to a corporation if, subject to certain requirements specified in Section 203(b) of the DGCL, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders. We have not adopted any provision in our Certificate of Incorporation or Bylaws electing not to be governed by the business combination statute of the DGCL. As a result, the statute is applicable to business combinations involving us.

Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation provides that directors and officers shall be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by law, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in or not opposed to our best interests. Our Bylaws also provide for mandatory indemnification and advancement of expenses for directors and officers, to the fullest extent permitted by applicable law.

We have also entered into indemnification agreements with certain of our directors and officers. The indemnification agreements provide that we will indemnify these officers and directors to the fullest extent permitted by our Certificate of Incorporation, Bylaws and applicable law. The indemnification agreements also provide that these officers and directors shall be entitled to the advancement of fees as permitted by applicable law and sets out the procedures required under the agreements for determining entitlement to and obtaining indemnification and expense advancement.

We also have director and officer liability insurance for the benefit of each of our directors and officers. These policies include coverage for losses for wrongful acts and omissions. Each of the indemnitees are named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

DESCRIPTION OF DEBT SECURITIES

Any debt securities that we offer under a prospectus supplement will be direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and The Bank of New York Mellon, as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called “indentures.” The indentures will be supplemented by supplemental indentures, the material provisions of which will be described in a prospectus supplement.

As used in this description, the words “we,” “us” and “our” refer to Cheniere Energy, Inc., and not to any of our subsidiaries or affiliates.

We have summarized some of the material provisions of the indentures below. This summary does not restate those agreements in their entirety. The senior indenture and a form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the indentures because each one, and not this description, defines the rights of holders of debt securities.

Capitalized terms defined in the indentures have the same meanings when used in this prospectus.

General

The debt securities issued under the indentures will be our direct, unsecured general obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

The following description sets forth the general terms and provisions that could apply to debt securities that we may offer to sell. A prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following, among others:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange features;

•	any optional redemption periods;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered; and

•	any other terms of the debt securities.

The senior indenture does not, and the subordinated indenture will not, limit the amount of debt securities that may be issued. The senior indenture allows, and the subordinated indenture will allow, debt securities to be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

Debt securities of a series may be issued in registered or global form.

Covenants

Under the indentures, we:

•	will pay the principal of, and interest and any premium on, the debt securities when due;

•	will maintain a place of payment;

•	will deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures;

•	will preserve our corporate existence; and

•	will segregate or deposit with any paying agent sufficient funds for the payment of any principal, interest or premium on or before the due date of such payment.

Mergers and Sale of Assets

The senior indenture provides, and the subordinated indenture will provide, that we may not consolidate with or merge into any other Person (as defined below) or sell, convey, transfer or lease all or substantially all of our properties and assets (on a consolidated basis) to another Person, unless:

•	either: (a) we are the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than us) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia;

•	the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than us) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of our obligations under such indenture and the debt securities governed thereby pursuant to agreements reasonably satisfactory to the trustee, which may include a supplemental indenture;

•	we or the successor will not immediately be in default under such indenture; and

•	we deliver an officer’s certificate and opinion of counsel to the trustee stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and any supplemental indenture comply with Article Eight of the indenture and that all conditions precedent set forth in such indenture relating to such transaction have been complied with.

Upon the assumption of our obligations under each indenture by a successor, we will be discharged from all obligations under such indenture, except in the case of a lease.

As used in the indenture and in this description, the word “Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

“Event of default,” when used in the indentures with respect to debt securities of any series, will mean any of the following:

(1) default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of (or premium, if any, on) any debt security of that series at its maturity;

(3) default in the performance, or breach, of any covenant set forth in Article Ten of the applicable indenture (other than a covenant, a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(4) default in the performance, or breach, of any covenant in the applicable indenture (other than a covenant set forth in Article Ten of such indenture or any other covenant, a default in the performance of which or the breach of which is elsewhere specifically dealt with as an event of default or which has expressly been included in such indenture solely for the benefit of one or more series of debt securities other than that series), and continuance of such default or breach for a period of 180 days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” thereunder;

(5) we, pursuant to or within the meaning of any bankruptcy law, (i) commence a voluntary case, (ii) consent to the entry of any order for relief against us in an involuntary case, (iii) consent to the appointment of a custodian of us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors;

(6) a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against us in an involuntary case, (ii) appoints a custodian of us or for all or substantially all of our property, or (iii) orders the liquidation of us, and the order or decree remains unstayed and in effect for 60 consecutive days;

(7) default in the deposit of any sinking fund payment when due; or

(8) any other event of default provided with respect to debt securities of that series in accordance with provisions of the indenture related to the issuance of such debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities occurs and continues, the trustee or the holders of 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all of the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity reasonably satisfactory to the trustee. If they provide this indemnification, and subject to the conditions set forth in the indenture, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

Amendments and Waivers

Subject to certain exceptions, the indentures, the debt securities issued thereunder or the subsidiary guarantees, if any, may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with respect to each series of debt securities with the consent of the holders of a majority in principal amount of the then-outstanding debt securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of the outstanding debt securities affected, an amendment, supplement or waiver may not, among other things:

(1) change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the applicable indenture, change the coin or currency in which any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(2) reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of the holders of which is required for any such amendment or supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences provided for in the applicable indenture;

(3) modify any of the provisions set forth in (i) the provisions of the applicable indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (ii) the provisions of the applicable indenture related to the waiver of past defaults under such indenture;

(4) waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;

(5) release any guarantor from any of its obligations under its guarantee or the applicable indenture, except in accordance with the terms of such indenture (as amended or supplemented); or

(6) make any change in the foregoing amendment and waiver provisions, except to increase any percentage provided for therein or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby.

Notwithstanding the foregoing, without the consent of any holder of debt securities, we, the guarantors, if any, and the trustee may amend each of the indentures or the debt securities issued thereunder to:

(1) cure any ambiguity or defect or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

(2) evidence the succession of another Person to us and the assumption by any such successor of our covenants therein and, to the extent applicable, of the debt securities;

(3) provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (the “Code”), or in the manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

(4) add a guarantee and cause any Person to become a guarantor, and/or to evidence the succession of another Person to a guarantor and the assumption by any such successor of the guarantee of such guarantor therein and, to the extent applicable, endorsed upon any debt securities of any series;

(5) secure the debt securities of any series;

(6) add to our covenants such further covenants, restrictions, conditions or provisions as we shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the applicable indenture as set forth therein, or to surrender any right or power therein conferred upon us; provided, that in respect of any such additional covenant, restriction, condition or provision, such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an event of default or may limit the remedies available to the trustee upon such an event of default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an event of default;

(7) make any change to any provision of the applicable indenture that does not adversely affect the rights or interests of any holder of debt securities issued thereunder;

(8) provide for the issuance of additional debt securities in accordance with the provisions set forth in the applicable indenture on the date of such indenture;

(9) add any additional defaults or events of default in respect of all or any series of debt securities;

(10) add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

(11) change or eliminate any of the provisions of the applicable indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such amendment or supplemental indenture that is entitled to the benefit of such provision;

(12) establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(13) evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

(14) conform the text of the applicable indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular to the extent that such provision appears on its face to have been intended to be a verbatim recitation of a provision of such indenture (and/or any supplemental indenture) or any debt securities issued thereunder; or

(15) modify, eliminate or add to the provisions of the applicable indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Legal Defeasance and Covenant Defeasance

The senior indenture provides, and the subordinated indenture will provide, that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the debt securities outstanding thereunder and all obligations of any guarantors of such debt securities discharged with respect to their guarantees (“Legal Defeasance”), except for:

(1) the rights of holders of outstanding debt securities to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;

(2) our obligations with respect to the debt securities concerning temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee and our and each guarantor’s obligations in connection therewith; and

(4) the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain provisions of each indenture, including certain provisions described in any prospectus supplement (such release and termination being referred to as “Covenant Defeasance”), and thereafter any failure to comply with such obligations or provisions will not constitute a default or event of default. In addition, in the event Covenant Defeasance occurs in accordance with the applicable indenture, any defeasible event of default will no longer constitute an event of default.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, we must deliver to the trustee an opinion of counsel confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the issue date of the debt securities, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, we must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no default or event of default shall have occurred and be continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit);

(5) the deposit must not result in a breach or violation of, or constitute a default under, any other instrument to which we or any guarantor is a party or by which we or any guarantor is bound;

(6) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable indenture) to which we are, or any of our subsidiaries is, a party or by which we are, or any of our subsidiaries is, bound;

(7) we must deliver to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or the creditors of others;

(8) we must deliver to the trustee an officer’s certificate stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(9) we must deliver to the trustee an opinion of counsel (which opinion of counsel may be subject to customary assumptions, qualifications, and exclusions) stating that all conditions precedent set forth in clauses (2), (3) and (6) of this paragraph have been complied with.

Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of debt securities and certain rights of the trustee, as expressly provided for in such indenture) as to all outstanding debt securities and guarantees issued thereunder when:

(1) either (a) all of the debt securities theretofore authenticated and delivered under such indenture (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation or (b) all debt securities not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us, and we or the guarantors, if any, have irrevocably deposited or caused to be deposited with the trustee funds, in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not theretofore delivered to the trustee for cancellation, for principal of and premium, if any, and interest on the debt securities to the date of deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be, together with instructions from us irrevocably directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2) we have paid all other sums then due and payable under such indenture by us; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel, which state that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

No Personal Liability of Directors, Managers, Officers, Employees, Partners, Members and Stockholders

No director, manager, officer, employee, incorporator, partner, member or stockholder of the company or any guarantor, as such, shall have any liability for any of our or the guarantors’ obligations under the debt securities, the indentures, the guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, upon our issuance of the debt securities and execution of the indentures, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Denominations

Unless stated otherwise in the prospectus supplement for each issuance of debt securities, the debt securities will be issued in denominations of $1,000 each or integral multiples of $1,000.

Paying Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change the paying agent or registrar without prior notice to the holders of the debt securities, and we may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. In addition, we are not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed.

Subordination

The payment of the principal of and premium, if any, and interest on subordinated debt securities and any of our other payment obligations in respect of subordinated debt securities (including any obligation to repurchase subordinated debt securities) is subordinated in certain circumstances in right of payment, as set forth in the subordinated indenture, to the prior payment in full in cash of all senior debt.

We also may not make any payment, whether by redemption, purchase, retirement, defeasance or otherwise, upon or in respect of subordinated debt securities, except from a trust described under “— Legal Defeasance and Covenant Defeasance,” if

•	a default in the payment of all or any portion of the obligations on any designated senior debt (“payment default”) occurs that has not been cured or waived, or

•	any other default occurs and is continuing with respect to designated senior debt pursuant to which the maturity thereof may be accelerated (“nonpayment default”) and, solely with respect to this clause, the trustee for the subordinated debt securities receives a notice of the default (a “payment blockage notice”) from the trustee or other representative for the holders of such designated senior debt.

Cash payments on subordinated debt securities will be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived, and (b) in case of a nonpayment default, the earliest of the date on which such nonpayment default is cured or waived, the termination of the payment blockage period by written notice to the trustee for the subordinated debt securities from the trustee or other representative for the holders of such designated senior debt, the payment in full of such designated senior debt or 179 days after the date on which the applicable payment blockage notice is received. No new payment blockage period may be commenced unless and until 360 days have elapsed since the date of commencement of the payment blockage period resulting from the immediately prior payment blockage notice. No nonpayment default in respect of designated senior debt that existed or was continuing on the date of delivery of any payment blockage notice to the trustee for the subordinated debt securities will be, or be made, the basis for a subsequent payment blockage notice unless such default shall have been cured or waived for a period of no less than 90 consecutive days.

Upon any payment or distribution of our assets or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any dissolution or winding up or total or partial liquidation or reorganization of us, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all senior debt shall first be paid in full, in cash or cash equivalents, before the holders of the subordinated debt securities or the trustee on their behalf shall be entitled to receive any payment by or on behalf of us on account of the subordinated debt securities, or any payment to acquire any of the subordinated debt securities for cash, property or securities, or any distribution with respect to the subordinated debt securities of any cash, property or securities. Before any payment may be made by, or on behalf of, us on any subordinated debt security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with the subordinated indenture) in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of our assets or securities, to which the holders of subordinated debt securities or the trustee on their behalf would be entitled, shall be made by us or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the holders or the trustee if received by them or it, directly to the holders of senior debt or their representatives or to any trustee or trustees under any indenture pursuant to which any such senior debt may have been issued, as their respective interests appear, to the extent necessary to pay all such senior debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such senior debt.

As a result of these subordination provisions, in the event of our liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or a marshalling of our assets or liabilities, holders of subordinated debt securities may receive ratably less than other creditors.

Payment and Transfer

Principal, interest and any premium on fully registered debt securities will be paid at designated places. Payment will be made by check mailed to the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement. Debt securities payments in other forms will be paid at a place designated by us and specified in a prospectus supplement.

Fully registered debt securities may be transferred or exchanged at the office of the trustee or at any other office or agency maintained by us for such purposes, without the payment of any service charge except for any tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that we will deposit with a depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a global security may not be transferred except as a whole:

•	by the applicable depositary to a nominee of the depositary;

•	by any nominee to the depositary itself or another nominee; or

•	by the depositary or any nominee to a successor depositary or any nominee of the successor.

We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

When we issue a global security in registered form, the depositary for the global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by that global security to the accounts of persons that have accounts with the depositary (“participants”). Those accounts will be designated by the dealers, underwriters or agents with respect to the underlying debt securities or by us if those debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. For interests of participants, ownership of beneficial interests in the global security will be shown on records maintained by the applicable depositary or its nominee. For interests of persons other than participants, that ownership information will be shown on the records of participants. Transfer of that ownership will be effected only through those records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair our ability to transfer beneficial interests in a global security.

As long as the depositary for a global security, or its nominee, is the registered owner of that global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a global security:

•	will not be entitled to have any of the underlying debt securities registered in their names;

•	will not receive or be entitled to receive physical delivery of any of the underlying debt securities in definitive form; and

•	will not be considered the owners or holders under the indenture relating to those debt securities.

Payments of the principal of, any premium on and any interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests in the global security.

We expect that the depositary or its nominee, upon receipt of any payment of principal, any premium or interest relating to a global security representing any series of debt securities, immediately will credit participants’ accounts with the payments. Those payments will be credited in amounts proportional to the respective beneficial interests of the participants in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices. This is now the case with securities held for the accounts of customers registered in “street name.” Those payments will be the sole responsibility of those participants.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and we do not appoint a successor depositary within 90 days, we will issue individual debt securities of that series in exchange for the global security or securities representing that series. In addition, we may at any time in our sole discretion determine not to have any debt securities of a series represented by one or more global securities. In that event, we will issue individual debt securities of that series in exchange for the global security or securities. The foregoing is subject to any limitations described in the applicable prospectus supplement.

In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual debt securities equal in principal amount to the beneficial interest and to have the debt securities registered in its name. Those individual debt securities will be issued in any authorized denominations.

Governing Law

Each indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The Bank of New York Mellon will be the trustee under the indentures. A successor trustee may be appointed in accordance with the terms of the indentures.

The indentures and the provisions of the Trust Indenture Act incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

A single banking or financial institution may act as trustee with respect to both the subordinated indenture and the senior indenture. If this occurs, and should a default occur with respect to either the subordinated debt securities or the senior debt securities, such banking or financial institution would be required to resign as trustee under one of the indentures within 90 days of such default, pursuant to the Trust Indenture Act, unless such default were cured, duly waived or otherwise eliminated.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, debt securities, rights or units. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. If we issue warrants, we may do so under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the securities purchasable upon the exercise of such warrants;

•	the exercise price;

•	the aggregate number of warrants to be issued;

•	the principal amount of securities purchasable upon exercise of each warrant;

•	the price or prices at which each warrant will be issued;

•	the procedures for exercising the warrants;

•	the date upon which the exercise of warrants will commence;

•	the expiration date and any other material terms of the warrants; and

•	any other terms of such warrants, including the terms, procedures and limitations relating to the exchange and exercise of such warrants.

The warrants do not confer upon the holders thereof any voting or other rights of stockholders.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, preferred stock, debt securities, warrants or units. The rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the persons purchasing or receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby underwriting or other arrangement with one or more underwriters or other purchasers pursuant to which such underwriters or other purchasers may be required to purchase any offered securities remaining unsubscribed for after such rights offering.

Each series of rights will be issued under a separate rights agreement that we will enter into with one or more banks, trust companies or other financial institutions, as rights agent, all of which will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement relating to any rights that we offer will include specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the price, if any, per right;

•	the exercise price payable for each share of debt securities, common stock, preferred stock, warrants or units upon the exercise of the rights;

•	the number of rights issued or to be issued to each stockholder;

•	the number and terms of the shares of debt securities, common stock, preferred stock, warrants or units that may be purchased per each right;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the respective dates on which the holder’s ability to exercise the rights shall commence and shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, debt securities, warrants, rights or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	the terms of the units and of any of the common stock, preferred stock, debt securities, warrants and rights comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We and selling security holders may sell the securities covered by this prospectus through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

We and selling security holders may designate agents to solicit offers to purchase our securities. We will name any agent involved in offering or selling securities, and any commissions that will be paid to the agent, in the applicable prospectus supplement. Unless we indicate otherwise in a prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

Agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE MKT, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions (including block transactions), at negotiated prices, at a fixed public offering price or at varying prices determined at the time of sale. We will include the names of the managing underwriter(s), as well as any other underwriters, and the terms of the transaction, including the compensation the underwriters and dealers will receive, in a prospectus supplement. If we use an underwriter, we will execute an underwriting agreement with the underwriter(s) at the time that an agreement is reached for the sale of securities. The obligations of the underwriters to purchase the securities will be subject to certain conditions contained in the underwriting agreement. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriters will use a prospectus supplement to sell securities.

If we use a dealer, we will act as principal and will sell securities to the dealer. The dealer will then sell securities to the public at varying prices that the dealer will determine at the time it sells securities. We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, and we may directly sell securities to institutional or other investors. In this case, no underwriters or agents would be involved. We will describe the terms of our direct sales in the applicable prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. In connection with the sale of the securities offered by this prospectus, underwriters may receive compensation from us or from the purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Any underwriters, dealers or agents will be identified and their compensation described in the applicable prospectus supplement. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

Unless otherwise specified in the applicable prospectus supplement, all securities offered by us under this prospectus will be a new issue of securities with no established trading market, other than the common stock, which is currently listed and traded on the NYSE MKT. We may elect to list any other class or series of securities on a national securities exchange or a foreign securities exchange but are not obligated to do so. Any common stock sold by this prospectus will be listed for trading on the NYSE MKT, or such other exchanges as our common stock may be listed for trading at the time of issuance, subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any of the securities.

Any underwriter to whom securities are sold by us for public offering and sale may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve sales by the underwriters of the securities in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. These activities may cause the price of the securities to be higher than it would otherwise be. The underwriters will not be obligated to engage in any of the aforementioned transactions and may discontinue such transactions at any time without notice.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Andrews Kurth LLP, Houston, Texas. Any underwriter will be advised about other issues relating to any offering by its own legal counsel. If such counsel to underwriters passes on legal matters in connection with an offering of securities made by this prospectus, and a related prospectus supplement, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements and schedule of Cheniere Energy, Inc. as of and for the year ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Cheniere Energy, Inc. at December 31, 2013, and for each of the two years in the period ended December 31, 2013 (including the schedule for each of the two years in the period ended December 31, 2013 appearing therein), appearing in Cheniere Energy, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$1,367,924,067

4.875% Unsecured PIK Convertible Notes due 2021

and

Shares of Common Stock

PROSPECTUS SUPPLEMENT

May 27, 2015